                                            As filed pursuant to Rule 424(b)(5)
                                            under the Securities Act of 1933
                                            Registration No. 333-64564

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER 22, 2001)

                                  $416,885,100
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP,
                                MASTER SERVICER

                   CHL MORTGAGE PASS-THROUGH TRUST 2001-HYB2
                                     ISSUER
           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING DECEMBER 19, 2001
                             ---------------------
The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

------------------------------------------------------------------------------------------------------------------------------
                        INITIAL CLASS         PASS-THROUGH                              INITIAL CLASS         PASS-THROUGH
                     CERTIFICATE BALANCE          RATE                               CERTIFICATE BALANCE          RATE
------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-1            $ 60,625,000            Variable        Class A-R                $       100            Variable
------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-1            $238,774,000            Variable        Class M                  $ 5,041,000            Variable
------------------------------------------------------------------------------------------------------------------------------
 Class 3-A-1            $103,835,000            Variable        Class B-1                $ 4,200,000            Variable
------------------------------------------------------------------------------------------------------------------------------
 Class 1-X              $108,160,994             0.862%         Class B-2                $ 4,410,000            Variable
------------------------------------------------------------------------------------------------------------------------------
 Class 2-X              $279,097,465            Variable
------------------------------------------------------------------------------------------------------------------------------

 CONSIDER CAREFULLY THE RISK
 FACTORS BEGINNING ON PAGE      The Class 1-X and Class 2-X Certificates are interest only
 S-7 IN THIS PROSPECTUS         notional amount certificates. The pass-through rates for the
 SUPPLEMENT AND ON PAGE 5 IN    certificates listed above (other than the Class 1-X
 THE PROSPECTUS                 Certificates) are variable and are calculated as described under "Description of the Certificates -- Interest."
                                The assets of the trust fund will consist primarily of a
                                pool consisting of three loan groups of 30-year
                                conventional, hybrid adjustable-rate mortgage loans secured by first liens on one- to four-family residential
                                properties.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Countrywide Securities Corporation, Residential Funding Securities Corporation and UBS Warburg LLC will offer the certificates listed above (with the exception of the Class 2-X Certificates) to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately 100% of the aggregate principal balance of the offered certificates, plus accrued interest, before deducting expenses. See "Method of Distribution." The Class 2-X Certificates will not be purchased by the underwriters but will be transferred to the seller on the Closing Date as partial consideration for the sale of the mortgage loans to the depositor.
COUNTRYWIDE SECURITIES CORPORATION
                   RESIDENTIAL FUNDING SECURITIES CORPORATION
                                                                 UBS WARBURG LLC
November 27, 2001

                               TABLE OF CONTENTS

        PROSPECTUS SUPPLEMENT           PAGE
        ---------------------           ----
Summary...............................   S-3
Risk Factors..........................   S-7
The Mortgage Pool.....................  S-15
Servicing of Mortgage Loans...........  S-44
Description of the Certificates.......  S-51
Yield, Prepayment and Maturity
  Considerations......................  S-66
Credit Enhancement....................  S-74
Use of Proceeds.......................  S-76
Material Federal Income Tax
  Consequences........................  S-76
ERISA Considerations..................  S-78
Method of Distribution................  S-80
Legal Matters.........................  S-81
Ratings...............................  S-81

              PROSPECTUS                PAGE
              ----------                ----
Important Notice About Information in
  This Prospectus and Each
  Accompanying Prospectus
  Supplement..........................    4
Risk Factors..........................    5
The Trust Fund........................   13
Use of Proceeds.......................   24
The Depositor.........................   24
Mortgage Loan Program.................   24
Description of the Certificates.......   27
Credit Enhancement....................   40
Yield and Prepayment Considerations...   45
The Pooling and Servicing Agreement...   46
Certain Legal Aspects of the Mortgage
  Loans...............................   60
Material Federal Income Tax
  Consequences........................   68
State Tax Considerations..............   93
ERISA Considerations..................   93
Legal Investment......................   95
Method of Distribution................   96
Legal Matters.........................   97
Financial Information.................   97
Rating................................   97
Index to Defined Terms................   98

                                    SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED CERTIFICATES

CHL Mortgage Pass-Through Trust 2001-HYB2 will issue twelve classes of certificates, nine of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and the other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate principal balance of approximately $420,035,433 as of November 1, 2001 and certain other property and assets described in this prospectus supplement. The mortgage loans will consist of 30-year conventional, hybrid adjustable-rate mortgage loans secured by first liens on one-to four-family residential properties.

The mortgage pool consists of three loan groups. Loan group 1 consists of 30-year mortgage loans with an aggregate principal balance of approximately $63,151,210 as of November 1, 2001 and which have fixed mortgage rates for approximately 36 months after the origination thereof before the mortgage rates become subject to adjustment based on a specified index. Loan group 2 consists of 30-year mortgage loans with an aggregate principal balance of approximately $248,723,230 as of November 1, 2001 and which have fixed mortgage rates for approximately 60 months after the origination thereof before the mortgage rates become subject to adjustment based on a specified index. Loan group 3 consists of 30-year mortgage loans with an aggregate principal balance of approximately $108,160,994 as of November 1, 2001 and which have fixed mortgage rates for approximately 84 months after the origination thereof before the mortgage rates become subject to adjustment based on a specified index.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned ratings at least as high as the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("Moody's").

              S&P     MOODY'S
CLASS        RATING   RATING              TYPE
-----        ------   -------   ------------------------
Class 1-A-1  AAA       Aaa      Senior
Class 2-A-1  AAA       Aaa      Senior
Class 3-A-1  AAA       Aaa      Senior
Class 1-X    AAA       Aaa      Senior/Notional
                                  Amount/Interest Only
Class 2-X    AAA       Aaa      Senior/Notional
                                  Amount/Interest Only
Class A-R    AAA       Aaa      Senior/Residual
Class M       AA       Aa2      Subordinate
Class B-1     A        A2       Subordinate
Class B-2    BBB        *       Subordinate

---------------
* Moody's was not asked to rate these certificates.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings."

See "Description of the Certificates -- General" and "-- Book-Entry Certificates" in this prospectus supplement and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans -- General" in the prospectus.

CUT-OFF DATE

November 1, 2001.

CLOSING DATE

On or about November 30, 2001.

DEPOSITOR

CWMBS, Inc. is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3300.

SELLER

Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

PRIMARY SERVICERS

IndyMac Bank, FSB, Wells Fargo Home Mortgage, Inc. and Countrywide Home Loans.

TRUSTEE

The Bank of New York.

DISTRIBUTION DATES

We will make distributions on the business day immediately following the master servicer remittance date. The first distribution is scheduled for December 19, 2001.

MASTER SERVICER REMITTANCE DATES

The 18th day of each month, or if such day is not a business day, the next succeeding business day, beginning in December 2001.

INTEREST PAYMENTS

Interest will accrue at the rate specified on the cover page hereof or as described in this prospectus supplement on each class of certificates on the basis of a 360-day year divided into twelve 30-day months. The interest accrual period for the certificates for any distribution date will be the calendar month before the distribution date.

See "Description of the Certificates -- Interest."

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described in this prospectus supplement beginning at page S-57.

See "Description of the Certificates --
Principal" in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase, subject to certain conditions specified in the pooling and servicing agreement, all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate principal balance of the mortgage loans and real estate owned by the trust fund declines to 10% or less of the aggregate principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates --
Optional Termination" in this prospectus supplement.

                 CERTIFICATE ACCOUNT; PRIORITY OF DISTRIBUTIONS

On each distribution date amounts available from each of loan group 1, loan group 2 and loan group 3 will be applied in the following order of priority:

(1) to interest on the classes of the senior certificates relating to that loan group;

(2) to principal of the classes of the senior certificates relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal";

(3) to interest on and principal of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal"; and

(4) from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in order of their numerical class designations, beginning with the Class M Certificates, as described under "Description of the Certificates -- Principal."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans --
Advances" in this prospectus supplement.

                               CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

MORTGAGE INSURANCE

As of the cut-off date, for approximately 87.8% of the mortgage loans in loan group 1 and 74.4% of the mortgage loans in loan group 2, which have loan-to-value ratios in excess of 60.0%, the depositor will acquire mortgage insurance from Radian Guaranty Inc., a Pennsylvania corporation. None of the mortgage loans in loan group 3 will carry mortgage insurance. The mortgage insurance policy insures a portion of the loss on a mortgage loan covered by the policy, as more fully described in this prospectus supplement and in the mortgage insurance policy.

See "The Mortgage Pool -- Mortgage Insurance Policy" in this prospectus supplement.

SUBORDINATION

The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this prospectus supplement, the Class M Certificates will have payment priority over the Class B-1 and Class B-2 Certificates, and the Class B-1 Certificates will have a payment priority over the Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered to the public, are also subordinated to all of the other certificates, in that order, with the Class B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates. However, some losses such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each affected class of certificates (other than the Class X Certificates) instead of first being allocated to the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" and "Credit Enhancement -- Subordination."

                                   TAX STATUS

The trust fund will elect to be treated, for federal income tax purposes, as a real estate mortgage investment conduit. The classes of certificates that are designated as the regular certificates will constitute regular interests in the REMIC. The Class A-R Certificates will represent the sole class of residual interests in the REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                              ERISA CONSIDERATIONS

The offered certificates (other than the Class 2-X and Class A-R Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that act.

See "Legal Investment" in the prospectus.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 5 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY
PREPAYMENTS                        Borrowers may, at their option, prepay their
                                   mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will result in a prepayment on the certificates.

                                   The rate and timing of prepayment of the mortgage loans in the related loan group, in the case of the senior certificates, and in all loan groups, in the case of the subordinated certificates will affect the yields to maturity and weighted average lives of the certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                                   - If you purchase your certificates at a
                                     discount and principal is repaid slower
                                     than you anticipate, then your yield may be lower than you anticipate.

                                   - If you purchase interest only certificates
                                     or you purchase your certificates at a
                                     premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                   - If you purchase interest only certificates
                                     and principal is repaid faster than you
                                     anticipate, you may lose your initial
                                     investment.

                                   - If mortgage loans with relatively higher
                                     mortgage rates prepay, the pass-through
                                     rate on the related certificates may be
                                     reduced and your yield may be lower than you anticipate.

                                   - It is expected that approximately 17.8% of
                                     the mortgage loans by the cut-off date pool principal balance will require the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during periods ranging from one year to five years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment charges will not be available for distribution to the certificateholders.

                                   - It is expected that approximately 1.8% of
                                     the mortgage loans by the cut-off date pool principal balance will require the mortgagor to pay only interest during the period of time that the mortgage rate is fixed. Thereafter monthly payments will be required in an amount sufficient to amortize the mortgage loan by its maturity date. As a result, you may receive less principal during the interest-only period and greater amounts of principal thereafter than would be the case if the mortgage loan were to be fully amortizing from origination.

                                   See "Yield, Prepayment and Maturity
                                   Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY
HOW
MORTGAGE LOAN INTEREST RATE
ADJUSTMENTS ARE LIMITED            The certificates (other than the Class X
                                   Certificates) will accrue interest at a
                                   pass-through rate based on the weighted
                                   average of the interest rates on the mortgage loans in the related loan group, in the case of the senior certificates and in all of the loan groups, in the case of the subordinated certificates, net of certain expenses of the trust fund. Substantially all of the mortgage loans have periodic and maximum limitations on adjustments to the interest rate on the mortgage loans. Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

YOUR YIELD WILL BE AFFECTED BY
HOW
DISTRIBUTIONS ARE ALLOCATED TO
THE
CERTIFICATES                       The timing of principal payments on the
                                   certificates will be affected by a number of factors, including:

                                   - the extent of prepayments on the mortgage
                                     loans in the related loan group, in the
                                     case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates,

                                   - how payments of principal are allocated
                                     among the classes of certificates as
                                     specified beginning on page S-57,

                                   - whether the master servicer exercises its
                                     right, in its sole discretion, subject to certain conditions specified in the pooling and servicing agreement, to terminate the trust fund,

                                   - the rate and timing of payment defaults and
                                     losses on the mortgage loans in the related loan group, in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates, and

                                   - repurchases of mortgage loans in the
                                     related loan group, in the case of the
                                     senior certificates, and in all of the loan groups, in the case of the subordinated certificates, for material breaches of representations and warranties.

                                   Since distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the trust fund is terminated.

                                   See "Description of the
                                   Certificates -- Principal," and "-- Optional
                                   Termination" for a description of the manner in which principal will be paid to the certificates. See "The Mortgage
                                   Pool -- Assignment of the Mortgage Loans" for more information regarding the repurchase substitution of mortgage loans.

CREDIT ENHANCEMENT MAY NOT BE
SUFFICIENT TO PROTECT SENIOR
CERTIFICATES FROM LOSSES           The certificates are not insured by any
                                   financial guaranty insurance policy. The subordination features are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal.

                                   SUBORDINATION. Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses, other than excess losses, to subordinated classes in the inverse order of their priority of payment. The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes. Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided. The second form of credit enhancement provides that, except as described below, realized losses are allocated to the subordinated certificates in the reverse order of their priority of payment, beginning with the subordinated certificates then outstanding with the lowest payment priority, until the principal amount of each class of subordinated certificates has been reduced to zero. Accordingly, if the aggregate principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in a loan group in excess of those amounts will be allocated to each class of senior certificates related to that loan group (other than the applicable class of Class X Certificates), or the portion of the subordinate class certificate balance related to that loan group even if the principal balance of each subordinated class has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be used by one loan group which could make the certificates related to the other loan groups more likely to suffer a loss. Among the subordinated certificates the Class M Certificates are the least subordinated, that is, they have the highest payment priority. The payment priorities for the other subordinated certificates are the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order.

                                   See "Description of the
                                   Certificates -- Allocation of Losses" and
                                   "Credit Enhancement -- Subordination."

RATINGS ON THE CERTIFICATES ARE
DEPENDENT ON THE
CREDITWORTHINESS OF
RADIAN GUARANTY INC.               The ratings assigned to the certificates by
                                   the rating agencies will be based in part on ratings assigned to Radian Guaranty Inc., the mortgage insurance provider with respect to certain mortgage loans. As of the cut-off date, approximately 87.8% of the mortgage loans in loan group 1 and 74.4% of the mortgage loans in loan group 2, by principal balance, will be covered by such mortgage insurance. None of the mortgage loans in loan group 3 will be covered by such mortgage insurance. Any reduction in the ratings assigned to the mortgage insurance provider by the rating agencies could result in the reduction of the ratings assigned to the certificates. This reduction in ratings could adversely affect the liquidity and market value of the certificates.

                                   The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates because that rating does not address the market price of the certificates or suitability for a particular investor.

                                   The rating agencies may suspend, lower or withdraw the ratings on the certificates at any time. Any reduction in, or suspension or withdrawal of, the ratings assigned to the certificates would probably reduce the market value of the certificates and may affect your ability to sell them.

CERTAIN INTEREST SHORTFALLS WILL
BE
ALLOCATED TO THE CERTIFICATES      When a borrower makes a full or partial
                                   prepayment on a mortgage loan, the amount of interest which the borrower is required to pay may be less than the amount of interest holders of certificates related to that mortgage loan would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date is limited to one-half of the master servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the interest distributed on each class of certificates will be reduced proportionately by the amount of this excess.

                                   In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the master servicer, and will reduce the interest distributed on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

                                   Once the amounts set forth in this prospectus supplement under "Credit Enhancement" have been exceeded, shortfalls in interest on mortgage loans that were the subject of special hazard losses, bankruptcy losses or fraud losses will be allocated proportionately to the certificates and will not be offset by any reduction to the master servicing fee.

THE OFFERED CERTIFICATES MAY NOT
BE
APPROPRIATE FOR SOME INVESTORS     The offered certificates may not be an
                                   appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                                   - The yield to maturity of offered
                                     certificates purchased at a price other
                                     than par and the yields for the Class X
                                     Certificates will be sensitive to the
                                     uncertain
                                     rate and timing of principal prepayments on the mortgage loans in the related loan group or groups, in the case of senior certificates and in all the loan groups, in the case of the subordinated certificates;

                                   - The rate of principal distributions on and
                                     the weighted average lives of the offered certificates (other than the Class X Certificates) will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of senior certificates, and on all the mortgage loans, in the case of the subordinated certificates and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                                   - You may not be able to reinvest
                                     distributions on an offered certificate
                                     (which, in general, are expected to be
                                     greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

                                   - A secondary market for the offered
                                     certificates may not develop or provide
                                     certificateholders with liquidity of
                                     investment.

GEOGRAPHIC CONCENTRATION
INCREASES
RISK THAT CERTIFICATE YIELDS
COULD
BE IMPAIRED                        Approximately 62.82%, 64.86% and 34.65% of
                                   the mortgage loans, by the cut-off date pool principal balance, to be included in loan group 1, loan group 2 and loan group 3, respectively, on the closing date are secured by property in California. Property in California may be more susceptible than homes located in other parts of the country to some types of hazards that may not be covered by insurance, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                   - Economic conditions in California (which
                                     may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                   - Declines in the California residential real
                                     estate market may reduce the values of
                                     properties located in California, which
                                     would result in an increase in the loan-to-value ratios; and

                                   - Any increase in the market value of
                                     properties located in California would
                                     reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

RECENT EVENTS                      On September 11, 2001, certain tragic events
                                   occurred at the World Trade Center in New
                                   York City and at the Pentagon in Arlington, Virginia, that have caused significant uncertainty with respect to global markets.
                                   The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by holders of the offered certificates.

                                   In response to the events of September 11, 2001, the United States commenced military operations in Afghanistan on October 7, 2001. These military operations may increase the likelihood that shortfalls imposed by the Relief Act may occur.

YOU MAY HAVE DIFFICULTY
RESELLING
CERTIFICATES                       No market for any of the certificates will
                                   exist before they are issued. The
                                   underwriters intend to make a secondary
                                   market in the classes of certificates
                                   purchased by them, but the underwriters will have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue.
                                   Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                   The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                   See "Risk Factors -- Ability to Resell
                                   Certificates May Be Limited" in the
                                   prospectus.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                               THE MORTGAGE POOL

GENERAL

     The depositor, CWMBS, Inc., will purchase the mortgage loans (the "Mortgage Loans") in the mortgage pool from Countrywide Home Loans, Inc. pursuant to a pooling and servicing agreement, dated as of November 1, 2001, among Countrywide Home Loans, Inc., as seller, Countrywide Home Loans Servicing LP, as master servicer, the depositor and The Bank of New York, as trustee, and will cause the Mortgage Loans to be assigned to the trustee for the benefit of the holders of the certificates.

     Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and with respect to certain characteristics of the Mortgage Loans delivered to the Trustee on the closing date. The seller will be obligated to repurchase or substitute a similar mortgage loan for, as applicable, any Mortgage Loan as to which there has been an uncured breach of any representation or warranty made by it relating to the characteristics of the related Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in the representations, warranties and covenants (including the seller's repurchase or substitution obligations, as applicable) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller, other than the repurchase or substitution obligations, as applicable, described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

     With respect to up to 50% of the Mortgage Loans (the "Delay Delivery Mortgage Loans"), the depositor may deliver the mortgage files after the closing date. With respect to up to 80% of the Delay Delivery Mortgage Loans, the mortgage files may be delivered within twenty days of the closing date. All mortgage files must be delivered within thirty days following the closing date. Should the seller fail to deliver all or a portion of the mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within the required time period, the seller will be required to use its best efforts to deliver a substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan.

     As of the cut-off date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $420,035,433, which is referred to as the Cut-Off Date Pool Principal Balance. These Mortgage Loans have been divided into three groups of mortgage loans (each is referred to as a loan group) -- loan group 1, which is expected to have a cut-off date principal balance of approximately $63,151,210, loan group 2, which is expected to have a cut-off date principal balance of approximately $248,723,230 and loan group 3, which is expected to have a cut-off date principal balance of approximately $108,160,994.

     Approximately 98.24% of the Mortgage Loans based on Cut-Off Date Pool Principal Balance will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining Mortgage Loans provide for scheduled payments of interest only during the initial fixed-rate period, and only thereafter provide for the amortization of the amount financed. All of the Mortgage Loans will provide that payments are due on the first day of each month (the "Due Date"). All of the Mortgage Loans will have stated terms to maturity of approximately 30 years from origination. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for certain Mortgage Loans expected to constitute not more than approximately 17.78% of the principal balance of the mortgage pool, the mortgagors may prepay their Mortgage Loans at any time without a charge. Any prepayment charges received on the Mortgage Loans will not be distributed to certificateholders.

     The earliest dates of origination, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                                           EARLIEST DATE OF   EARLIEST STATED    LATEST STATED
                                             ORIGINATION       MATURITY DATE     MATURITY DATE
                                           ----------------   ---------------   ----------------
Loan Group 1.............................    April 3, 2000     April 1, 2031    November 1, 2031
Loan Group 2.............................   March 17, 2000     March 1, 2031    November 1, 2031
Loan Group 3.............................     May 18, 2001      June 1, 2031    November 1, 2031

     As of the cut-off date, no Mortgage Loan in any loan group will be delinquent by more than 30 days. As of the cut-off date, it is expected that no Mortgage Loan will be subject to a buydown agreement. No Mortgage Loan will provide for deferred interest or negative amortization.

     Each of the Mortgage Loans will have a fixed mortgage rate (the "Mortgage Rate") for a certain period of time after the origination of that Mortgage Loan. Each Mortgage Note will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and annually thereafter (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of
(1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note (the "CMT Index"), and (B) the average of the London interbank offered rates for one year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "LIBOR Index" and, together with the CMT Index, each a "Mortgage Index"), and (2) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate for substantially all of the Mortgage Loans will not increase or decrease by more than 2.000% on any Adjustment Date (the "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the Mortgage Rate on the Mortgage Loan will not increase or decrease by more than 2.000% or 5.000%, as applicable (the "Initial Periodic Rate Cap"). In addition, adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which in some cases is equal to the Gross Margin for that Mortgage Loan.

     All of the Mortgage Loans in loan group 1 are 3/1 Mortgage Loans with a Mortgage Index based on the CMT Index; approximately 90.98% and 9.02% of the Mortgage Loans in loan group 2 are 5/1 Mortgage Loans with a Mortgage Index based on the CMT Index and 5/1 Mortgage Loans with a Mortgage Index based on the LIBOR Index, respectively; all of the Mortgage Loans in loan group 3 are 7/1 Mortgage Loans with a Mortgage Index based on the CMT Index.

     A "3/1 Mortgage Loan," a "5/1 Mortgage Loan" and a "7/1 Mortgage Loan" have fixed mortgage rates for approximately 36, 60 and 84 months, respectively, after origination thereof before the mortgage rates become subject to adjustment based on the Mortgage Index described in the preceding two paragraphs.

     No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 96.5%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage generally is 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 97.00% and 35% for Loan-to-Value Ratios between 97.01% and 100%. However, under certain circumstances, the specified coverage level may vary from the foregoing. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

     - in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     - in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance or, in the case of certain reduced documentation refinances, the appraised value of the mortgaged property at the time of origination of the Mortgage Loan being refinanced.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

     The following information sets forth by loan group certain characteristics of the Mortgage Loans, as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the cut-off date. The sum in any column may not equal the total indicated due to rounding.

                                  LOAN GROUP 1

                         CURRENT PRINCIPAL BALANCES(1)

                                                 NUMBER OF          AGGREGATE       % OF MORTGAGE LOANS
RANGE OF CURRENT PRINCIPAL BALANCES($)         MORTGAGE LOANS   PRINCIPAL BALANCE     IN LOAN GROUP 1
--------------------------------------         --------------   -----------------   -------------------
50,000.01 to 100,000.........................         2            $   192,838              0.31%
100,000.01 to 150,000........................         3                350,643              0.56
200,000.01 to 250,000........................         3                690,206              1.09
250,000.01 to 300,000........................        23              6,557,289             10.38
300,000.01 to 350,000........................        36             11,832,144             18.74
350,000.01 to 400,000........................        32             12,008,651             19.02
400,000.01 to 450,000........................        13              5,516,453              8.74
450,000.01 to 500,000........................        18              8,565,855             13.56
500,000.01 to 550,000........................         3              1,566,271              2.48
550,000.01 to 600,000........................         5              2,911,511              4.61
600,000.01 to 650,000........................         8              5,159,438              8.17
650,000.01 to 700,000........................         1                674,068              1.07
700,000.01 to 750,000........................         2              1,458,300              2.31
750,000.01 to 1,000,000......................         2              1,822,162              2.89
1,000,000.01 to 1,500,000....................         1              1,151,603              1.82
2,000,001 or greater.........................         1              2,693,775              4.27
                                                    ---            -----------            ------
  Total......................................       153            $63,151,210            100.00%
                                                    ===            ===========            ======

---------------
(1) As of the cut-off date, the average current principal balance of the Mortgage Loans in loan group 1 was approximately $412,753.

                           CURRENT MORTGAGE RATES(1)

                                                 NUMBER OF          AGGREGATE       % OF MORTGAGE LOANS
CURRENT MORTGAGE RATES(%)                      MORTGAGE LOANS   PRINCIPAL BALANCE     IN LOAN GROUP 1
-------------------------                      --------------   -----------------   -------------------
6.125........................................         1            $   557,911              0.88%
6.250........................................         2                767,334              1.22
6.375........................................         3              1,091,680              1.73
6.500........................................         9              3,791,936              6.00
6.625........................................         5              1,827,816              2.89
6.750........................................        10              4,724,779              7.48
6.875........................................        19              7,679,010             12.16
7.000........................................        12              5,263,386              8.33
7.125........................................         7              2,396,349              3.79
7.250........................................        11              4,158,909              6.59
7.375........................................         9              3,847,339              6.09
7.500........................................        10              4,090,097              6.48
7.625........................................         6              2,764,532              4.38
7.750........................................        12              4,270,159              6.76
7.875........................................        11              6,671,372             10.56
8.000........................................         6              2,992,748              4.74
8.125........................................         2                618,184              0.98
8.250........................................         5              1,755,051              2.78
8.375........................................         1                339,576              0.54
8.625........................................         1                102,217              0.16
8.750........................................         4              1,493,702              2.37
8.875........................................         2                625,677              0.99
9.125........................................         2                643,330              1.02
9.250........................................         2                383,845              0.61
10.625.......................................         1                294,271              0.47
                                                    ---            -----------            ------
  Total......................................       153            $63,151,210            100.00%
                                                    ===            ===========            ======

---------------
(1) As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 was approximately 7.360% per annum.

                        MONTHS REMAINING TO MATURITY(1)

RANGE OF MONTHS                                  NUMBER OF          AGGREGATE       % OF MORTGAGE LOANS
REMAINING TO MATURITY                          MORTGAGE LOANS   PRINCIPAL BALANCE     IN LOAN GROUP 1
---------------------                          --------------   -----------------   -------------------
301 - 360....................................        153           $63,151,210             100.00%
                                                    ----           -----------            -------
  Total......................................        153           $63,151,210             100.00%
                                                    ====           ===========            =======

---------------
(1) As of the cut-off date, the weighted average months remaining to maturity of the Mortgage Loans in loan group 1 was approximately 358 months.

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

RANGE OF ORIGINAL                                NUMBER OF          AGGREGATE       % OF MORTGAGE LOANS
LOAN-TO-VALUE RATIOS(%)                        MORTGAGE LOANS   PRINCIPAL BALANCE     IN LOAN GROUP 1
-----------------------                        --------------   -----------------   -------------------
 0.01 - 50.00................................          9           $ 4,594,763               7.28%
50.01 - 55.00................................          2             1,208,373               1.91
55.01 - 60.00................................          1               397,811               0.63
60.01 - 65.00................................          9             6,692,898              10.60
65.01 - 70.00................................          6             2,336,567               3.70
70.01 - 75.00................................         35            16,226,820              25.70
75.01 - 80.00................................         50            17,636,779              27.93
80.01 - 85.00................................          5             1,912,951               3.03
85.01 - 90.00................................         29             9,883,633              15.65
90.01 - 95.00................................          7             2,260,615               3.58
                                                    ----           -----------            -------
  Total......................................        153           $63,151,210             100.00%
                                                    ====           ===========            =======

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 1 was approximately 74.75%.

(2) Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may have existed at the time of origination.

                           GEOGRAPHIC DISTRIBUTION(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
STATE                                        MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
-----                                        --------------    -----------------    -------------------
Arizona....................................         1             $   649,493               1.03%
California.................................        88              39,672,018              62.82
Colorado...................................        10               3,377,176               5.35
Connecticut................................         3               1,024,801               1.62
District of Columbia ......................         1                 339,721               0.54
Florida....................................         2                 674,109               1.07
Georgia....................................         5               1,607,718               2.55
Illinois...................................         6               2,291,927               3.63
Louisiana..................................         1                  98,646               0.16
Maryland...................................         2                 874,521               1.38
Massachusetts..............................         4               1,646,544               2.61
Michigan...................................         2                 433,768               0.69
Minnesota..................................         1                 102,217               0.16
Missouri...................................         1                 482,087               0.76
Nevada.....................................         2                 906,468               1.44
New Hampshire..............................         1                 294,271               0.47
New Jersey.................................         4               1,743,075               2.76
New Mexico.................................         1                 229,154               0.36
New York...................................         6               2,458,761               3.89
North Carolina.............................         1                 637,050               1.01
Ohio.......................................         1                 339,707               0.54
Oregon.....................................         3                 970,704               1.54
South Carolina.............................         1                 434,625               0.69
Texas......................................         1                 104,835               0.17
Utah.......................................         2                 787,554               1.25
Virginia...................................         1                 329,619               0.52
Washington.................................         2                 640,639               1.01
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

---------------
(1) As of the cut-off date, no more than approximately 4.3% of the Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                        CREDIT BUREAU RISK SCORES(1)(2)

RANGE OF CREDIT                                NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
BUREAU RISK SCORES                           MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
------------------                           --------------    -----------------    -------------------
781 - 800..................................         6             $ 2,578,336               4.08%
761 - 780..................................        11               4,729,192               7.49
741 - 760..................................        11               4,194,574               6.64
721 - 740..................................        15               6,832,505              10.82
701 - 720..................................        19               7,877,864              12.47
681 - 700..................................        22              11,424,401              18.09
661 - 680..................................        26              10,493,004              16.62
641 - 660..................................        25               9,105,539              14.42
621 - 640..................................        18               5,915,794               9.37
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans in loan group 1 were obtained by the respective originators from one or more credit reporting agencies and were determined at the time of origination.

(2) The weighted average Credit Bureau Risk Score of the Mortgage Loans (where available) in loan group 1 was approximately 697.

                                 PROPERTY TYPE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
               PROPERTY TYPE                 MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
               -------------                 --------------    -----------------    -------------------
Single Family Residence....................       113             $47,981,418              75.98%
Planned Unit Development...................        25              10,586,212              16.76
Low-Rise Condominium.......................         7               2,299,168               3.64
Three Family Residence.....................         3                 966,064               1.53
Two Family Residence.......................         3                 711,806               1.13
High-Rise Condominium......................         1                 315,799               0.50
Four Family Residence......................         1                 290,743               0.46
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

                                  LOAN PURPOSE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
LOAN PURPOSE                                 MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
------------                                 --------------    -----------------    -------------------
Purchase...................................        61             $23,395,249              37.05%
Refinance (cash out).......................        51              20,572,004              32.58
Refinance (sale/term)......................        41              19,183,957              30.38
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

                                  OCCUPANCY(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
OCCUPANCY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
--------------                               --------------    -----------------    -------------------
Owner Occupied.............................       145             $60,414,936              95.67%
Non-Owner Occupied.........................         7               2,420,475               3.83
Second/Vacation Home.......................         1                 315,799               0.50
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                               DOCUMENTATION TYPE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
DOCUMENTATION TYPE                           MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
------------------                           --------------    -----------------    -------------------
Full Documentation.........................        60             $26,043,519              41.24%
Reduced Documentation......................        56              23,478,866              37.18
No Ratio...................................        28              11,087,452              17.56
No Documentation...........................         9               2,541,373               4.02
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

                                GROSS MARGIN(1)

RANGE OF                                       NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
GROSS MARGINS(%)                             MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
----------------                             --------------    -----------------    -------------------
2.001 - 3.000..............................       144             $60,078,622              95.13%
3.001 - 4.000..............................         6               2,506,314               3.97
4.001 - 5.000..............................         2                 464,056               0.73
5.001 - 6.000..............................         1                 102,217               0.16
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 1 was approximately 2.804% per annum.

                           NEXT RATE ADJUSTMENT DATE

NEXT RATE                                      NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
ADJUSTMENT DATE                              MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
---------------                              --------------    -----------------    -------------------
April 2004.................................         1             $   472,226               0.75%
May 2004...................................         2                 684,963               1.08
June 2004..................................         4                 736,591               1.17
July 2004..................................        13               4,811,586               7.62
August 2004................................        16               5,383,337               8.52
September 2004.............................        61              28,437,803              45.03
October 2004...............................        51              20,781,653              32.91
November 2004..............................         5               1,843,050               2.92
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

                       MONTHS TO NEXT ADJUSTMENT DATE(1)

       RANGE OF NUMBER OF MONTHS TO            NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
       NEXT ADJUSTMENT DATE (MONTHS)         MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
       -----------------------------         --------------    -----------------    -------------------
25 - 31....................................         7             $ 1,893,780               3.00%
32 - 37....................................       146              61,257,429              97.00
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) As of the cut-off date, the weighted average months to next adjustment date of the Mortgage Loans in loan group 1 was approximately 34 months.

                            MAXIMUM MORTGAGE RATE(1)

RANGE OF MAXIMUM                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
MORTGAGE RATES(%)                            MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
-----------------                            --------------    -----------------    -------------------
11.001 - 12.000............................        44             $18,845,302              29.84%
12.001 - 13.000............................        20               8,509,687              13.48
13.001 - 14.000............................        68              29,081,347              46.05
14.001 - 15.000............................        16               5,393,428               8.54
15.001 - 16.000............................         4               1,027,175               1.63
16.001 - 17.000............................         1                 294,271               0.47
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in loan group 1 was approximately 13.041% per annum.

                          INITIAL PERIODIC RATE CAP(1)

INITIAL PERIODIC                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RATE CAP(%)                                  MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
----------------                             --------------    -----------------    -------------------
2.000......................................         2             $ 1,311,497               2.08%
5.000......................................       151              61,839,713              97.92
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) As of the cut-off date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans in loan group 1 was 4.938% per annum.

                        SUBSEQUENT PERIODIC RATE CAP(1)

SUBSEQUENT PERIODIC                            NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RATE CAP(%)                                  MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
-------------------                          --------------    -----------------    -------------------
2.000......................................       153             $63,151,210             100.00%
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) As of the cut-off date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans in loan group 1 was 2.000% per annum.

                            MINIMUM MORTGAGE RATE(1)

RANGE OF MINIMUM                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
MORTGAGE RATES(%)                            MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 1
-----------------                            --------------    -----------------    -------------------
5.000 or less..............................       152             $63,048,992              99.84%
5.001 - 6.000..............................         1                 102,217               0.16
                                                  ---             -----------             ------
  Total....................................       153             $63,151,210             100.00%
                                                  ===             ===========             ======

------------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in loan group 1 was 2.804% per annum.

                                  LOAN GROUP 2

                         CURRENT PRINCIPAL BALANCES(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RANGE OF CURRENT PRINCIPAL BALANCES($)       MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
--------------------------------------       --------------    -----------------    -------------------
50,000.01 to 100,000.......................         1            $     99,573               0.04%
100,000.01 to 150,000......................         9               1,096,935               0.44
150,000.01 to 200,000......................         5                 867,944               0.35
200,000.01 to 250,000......................         2                 488,711               0.20
250,000.01 to 300,000......................        57              16,506,722               6.64
300,000.01 to 350,000......................       104              34,006,273              13.67
350,000.01 to 400,000......................       100              37,493,976              15.07
400,000.01 to 450,000......................        80              34,057,381              13.69
450,000.01 to 500,000......................        71              33,990,597              13.67
500,000.01 to 550,000......................        48              25,247,637              10.15
550,000.01 to 600,000......................        27              15,657,618               6.30
600,000.01 to 650,000......................        35              22,219,412               8.93
650,000.01 to 700,000......................         6               4,050,570               1.63
700,000.01 to 750,000......................        12               8,865,283               3.56
750,000.01 to 1,000,000....................        11               9,725,829               3.91
1,000,000.01 to 1,500,000..................         2               2,231,695               0.90
2,000,001 or greater.......................         1               2,117,072               0.85
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the average current principal balance of the Mortgage Loans in loan group 2 was approximately $435,592.

                           CURRENT MORTGAGE RATES(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
CURRENT MORTGAGE RATES(%)                    MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
-------------------------                    --------------    -----------------    -------------------
6.000......................................         1            $    698,603               0.28%
6.250......................................         4               1,533,876               0.62
6.375......................................        11               4,803,396               1.93
6.500......................................        20               9,028,886               3.63
6.625......................................        21              10,534,162               4.24
6.750......................................        26              12,091,335               4.86
6.875......................................        38              17,156,317               6.90
7.000......................................        34              14,779,730               5.94
7.100......................................         1                 284,541               0.11
7.125......................................        31              13,309,514               5.35
7.250......................................        53              23,311,310               9.37
7.370......................................         1                 458,943               0.18
7.375......................................        64              25,670,520              10.32
7.500......................................        59              25,959,726              10.44
7.625......................................        48              19,363,784               7.79
7.750......................................        42              18,569,557               7.47
7.875......................................        40              19,780,370               7.95
7.950......................................         1                 303,794               0.12
8.000......................................        21               8,445,248               3.40
8.125......................................        14               5,424,244               2.18
8.250......................................        16               6,793,151               2.73
8.336......................................         1                 313,304               0.13
8.375......................................         2                 944,045               0.38
8.500......................................         7               3,011,451               1.21
8.625......................................         5               2,063,720               0.83
8.750......................................         3               1,665,395               0.67
8.875......................................         1                 341,808               0.14
9.000......................................         1                 297,677               0.12
9.125......................................         3               1,049,378               0.42
9.500......................................         1                 635,871               0.26
10.375.....................................         1                  99,573               0.04
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 was approximately 7.387% per annum.

                        MONTHS REMAINING TO MATURITY(1)

RANGE OF MONTHS                                NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
REMAINING TO MATURITY                        MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
---------------------                        --------------    -----------------    -------------------
301 - 360..................................       571            $248,723,230             100.00%
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average months remaining to maturity of the Mortgage Loans in loan group 2 was approximately 358 months.

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

RANGE OF ORIGINAL                              NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
LOAN-TO-VALUE RATIOS(%)                      MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
-----------------------                      --------------    -----------------    -------------------
 0.01 - 50.00..............................         9            $  4,210,254               1.69%
50.01 - 55.00..............................        14               7,761,413               3.12
55.01 - 60.00..............................        12               5,814,720               2.34
60.01 - 65.00..............................        30              16,983,816               6.83
65.01 - 70.00..............................        40              20,120,526               8.09
70.01 - 75.00..............................        81              37,974,781              15.27
75.01 - 80.00..............................       253             106,564,126              42.84
80.01 - 85.00..............................         7               2,754,550               1.11
85.01 - 90.00..............................        61              23,418,651               9.42
90.01 - 95.00..............................        63              22,847,326               9.19
95.01 - 100.00.............................         1                 273,066               0.11
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 2 was approximately 76.99%.

(2) Does not take into account any secondary financing on the Mortgage Loans in loan group 2 that may have existed at the time of origination.

                           GEOGRAPHIC DISTRIBUTION(1)

                                             NUMBER OF           AGGREGATE         % OF MORTGAGE LOANS
STATE                                      MORTGAGE LOANS    PRINCIPAL BALANCE       IN LOAN GROUP 2
-----                                      --------------    -----------------    ----------------------
Alaska...................................         1            $    368,927                 0.15%
Arizona..................................        12               6,166,844                 2.48
California...............................       365             161,310,208                64.86
Colorado.................................        15               7,434,605                 2.99
Connecticut..............................        15               5,142,500                 2.07
District of Columbia.....................         2                 818,363                 0.33
Florida..................................         4               1,532,695                 0.62
Georgia..................................         9               3,506,746                 1.41
Idaho....................................         1                 488,768                 0.20
Illinois.................................        12               5,185,457                 2.08
Indiana..................................         1                 334,904                 0.13
Kansas...................................         1                 497,472                 0.20
Louisiana................................         1                 294,287                 0.12
Maryland.................................        11               4,601,115                 1.85
Massachusetts............................        12               5,736,029                 2.31
Michigan.................................         7               2,829,130                 1.14
Minnesota................................         2                 636,419                 0.26
Missouri.................................         4               1,107,261                 0.45
Nevada...................................         1                 313,045                 0.13
New Hampshire............................         1                 381,803                 0.15
New Jersey...............................        14               5,625,431                 2.26
New York.................................        25              10,587,350                 4.26
North Carolina...........................         3                 803,644                 0.32
Ohio.....................................         1                 383,968                 0.15
Oregon...................................         5               2,407,583                 0.97
Pennsylvania.............................         1                 344,124                 0.14
Rhode Island.............................         1                 458,995                 0.18
Tennessee................................         1                 620,107                 0.25
Texas....................................         5               2,761,072                 1.11
Utah.....................................         3               1,553,010                 0.62
Virginia.................................        25              10,026,577                 4.03
Washington...............................         9               4,038,157                 1.62
Wisconsin................................         1                 426,632                 0.17
                                                ---            ------------               ------
  Total..................................       571            $248,723,230               100.00%
                                                ===            ============               ======

------------
(1) As of the cut-off date, no more than approximately 1.4% of the Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                        CREDIT BUREAU RISK SCORES(1)(2)

RANGE OF CREDIT                                NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
BUREAU RISK SCORES                           MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
------------------                           --------------    -----------------    -------------------
801 - 820..................................         8            $  2,944,494               1.18%
781 - 800..................................        19               9,599,769               3.86
761 - 780..................................        50              22,478,424               9.04
741 - 760..................................        58              25,128,866              10.10
721 - 740..................................        46              20,986,818               8.44
701 - 720..................................        80              35,702,326              14.35
681 - 700..................................        70              32,046,588              12.88
661 - 680..................................        75              30,807,484              12.39
641 - 660..................................        98              41,300,350              16.60
621 - 640..................................        62              25,247,518              10.15
601 - 620..................................         5               2,480,592               1.00
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans in loan group 2 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

(2) The weighted average Credit Bureau Risk Score of the Mortgage Loans (where available) in loan group 2 was approximately 699.

                                 PROPERTY TYPE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
PROPERTY TYPE                                MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
-------------                                --------------    -----------------    -------------------
Single Family Residence....................       405            $179,106,563              72.01%
Planned Unit Development...................       102              45,187,991              18.17
Low-Rise Condominium.......................        24               9,372,211               3.77
Two Family Residence.......................        16               6,055,963               2.43
Townhouse..................................         8               3,676,730               1.48
Four Family Residence......................         7               2,503,840               1.01
Three Family Residence.....................         7               2,318,359               0.93
High-Rise Condominium......................         1                 386,727               0.16
Cooperative................................         1                 114,845               0.05
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

                                  LOAN PURPOSE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
LOAN PURPOSE                                 MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
------------                                 --------------    -----------------    -------------------
Purchase...................................       290            $127,115,111              51.11%
Refinance (cash out).......................       173              71,329,082              28.68
Refinance (sale/term)......................       108              50,279,036              20.21
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

                                  OCCUPANCY(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
OCCUPANCY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
--------------                               --------------    -----------------    -------------------
Owner Occupied.............................       528            $231,922,336              93.25%
Non-Owner Occupied.........................        38              14,596,595               5.87
Second/Vacation Home.......................         5               2,204,298               0.89
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                               DOCUMENTATION TYPE

                                                                   AGGREGATE        % OF MORTGAGE LOANS
DOCUMENTATION TYPE                             NUMBER OF       PRINCIPAL BALANCE      IN LOAN GROUP 2
------------------                          MORTGAGE LOANS-    -----------------    -------------------
Reduced Documentation.....................        195            $ 86,748,704              34.88%
Full Documentation........................        124              52,503,027              21.11
No Ratio..................................        124              51,198,224              20.58
Alternative Documentation.................         67              32,776,974              13.18
No Documentation..........................         61              25,496,301              10.25
                                                  ---            ------------             ------
  Total...................................        571            $248,723,230             100.00%
                                                  ===            ============             ======

                                GROSS MARGIN(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RANGE OF GROSS MARGINS(%)                    MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
-------------------------                    --------------    -----------------    -------------------
2.001 - 3.000..............................       551            $240,270,255              96.60%
3.001 - 4.000..............................        14               5,650,425               2.27
4.001 - 5.000..............................         5               2,461,333               0.99
5.001 - 6.000..............................         1                 341,216               0.14
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 2 was approximately 2.751% per annum.

                           NEXT RATE ADJUSTMENT DATE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
NEXT RATE ADJUSTMENT DATE                   MORTGAGE LOANS     PRINCIPAL BALANCE      IN LOAN GROUP 2
-------------------------                   ---------------    -----------------    -------------------
March 2006................................          1            $    357,879               0.14%
April 2006................................          1                 306,329               0.12
May 2006..................................          8               3,133,014               1.26
June 2006.................................         10               3,810,951               1.53
July 2006.................................         16               6,771,749               2.72
August 2006...............................         84              38,288,655              15.39
September 2006............................        246             109,259,097              43.93
October 2006..............................        182              76,639,005              30.81
November 2006.............................         23              10,156,550               4.08
                                                  ---            ------------             ------
  Total...................................        571            $248,723,230             100.00%
                                                  ===            ============             ======

                       MONTHS TO NEXT ADJUSTMENT DATE(1)

RANGE OF NUMBER OF MONTHS TO                   NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
NEXT ADJUSTMENT DATE (MONTHS)                MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
-----------------------------                --------------    -----------------    -------------------
50 - 55....................................        20            $  7,608,173               3.06%
56 - 61....................................       551             241,115,057              96.94
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

---------------
(1) As of the cut-off date, the weighted average months to next adjustment date of the Mortgage Loans in loan group 2 was approximately 58 months.

                            MAXIMUM MORTGAGE RATE(1)

RANGE OF MAXIMUM                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
MORTGAGE RATES(%)                            MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
-----------------                            --------------    -----------------    -------------------
10.001 - 11.000............................         1            $    698,603                0.28%
11.001 - 12.000............................       125              57,364,853               23.06
12.001 - 13.000............................        67              29,124,939               11.71
13.001 - 14.000............................       323             138,895,217               55.84
14.001 - 15.000............................        50              20,854,795                8.38
15.001 - 16.000............................         4               1,685,249                0.68
16.001 - 17.000............................         1                  99,573                0.04
                                                  ---            ------------             -------
  Total....................................       571            $248,723,230              100.00%
                                                  ===            ============             =======

------------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in loan group 2 was approximately 13.087% per annum.

                          INITIAL PERIODIC RATE CAP(1)

INITIAL PERIODIC                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RATE CAP(%)                                  MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
----------------                             --------------    -----------------    -------------------
2.000......................................         1            $    805,004               0.32%
3.000......................................         1                 275,317               0.11
5.000......................................       569             247,642,909              99.57
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average initial periodic rate cap of the Mortgage Loans in loan group 2 was approximately 4.988% per annum.

                        SUBSEQUENT PERIODIC RATE CAP(1)

SUBSEQUENT PERIODIC                            NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RATE CAP(%)                                  MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 2
-------------------                          --------------    -----------------    -------------------
2.000......................................       571            $248,723,230             100.00%
                                                  ---            ------------             ------
  Total....................................       571            $248,723,230             100.00%
                                                  ===            ============             ======

---------------
(1) As of the cut-off date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans in loan group 2 was 2.000% per annum.

                             MINIMUM MORTGAGE RATE

RANGE OF MINIMUM                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
MORTGAGE RATES(%)                           MORTGAGE LOANS     PRINCIPAL BALANCE      IN LOAN GROUP 2
-----------------                           ---------------    -----------------    -------------------
5.000 or less.............................        570            $248,382,013              99.86%
5.001 - 6.000.............................          1                 341,216               0.14
                                                  ---            ------------             ------
  Total...................................        571            $248,723,230             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in loan group 2 was 2.750% per annum.

                                  LOAN GROUP 3

                         CURRENT PRINCIPAL BALANCES(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RANGE OF CURRENT PRINCIPAL BALANCES ($)      MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
---------------------------------------      --------------    -----------------    -------------------
50,000.01 to 100,000.......................         1            $     99,836               0.09%
100,000.01 to 150,000......................         1                 130,084               0.12
200,000.01 to 250,000......................         1                 238,000               0.22
250,000.01 to 300,000......................        14               4,053,234               3.75
300,000.01 to 350,000......................        55              17,956,087              16.60
350,000.01 to 400,000......................        55              20,958,379              19.38
400,000.01 to 450,000......................        42              17,817,999              16.47
450,000.01 to 500,000......................        26              12,327,394              11.40
500,000.01 to 550,000......................        18               9,514,340               8.80
550,000.01 to 600,000......................        10               5,795,833               5.36
600,000.01 to 650,000......................        13               8,292,883               7.67
650,000.01 to 700,000......................         1                 695,083               0.64
700,000.01 to 750,000......................         3               2,180,514               2.02
750,000.01 to 1,000,000....................         9               8,101,328               7.49
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the average current principal balance of the Mortgage Loans in loan group 3 was approximately $434,382.

                           CURRENT MORTGAGE RATES(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
CURRENT MORTGAGE RATES(%)                    MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-------------------------                    --------------    -----------------    -------------------
5.875......................................         3            $  1,383,330               1.28%
6.000......................................         2                 628,042               0.58
6.125......................................         2                 795,407               0.74
6.250......................................         8               3,730,226               3.45
6.375......................................         7               3,715,646               3.44
6.500......................................        12               5,125,109               4.74
6.625......................................        20               8,433,569               7.80
6.750......................................        28              12,118,425              11.20
6.875......................................        52              22,238,982              20.56
7.000......................................        40              17,074,806              15.79
7.125......................................        32              13,788,871              12.75
7.250......................................        27              11,883,004              10.99
7.375......................................        12               5,151,428               4.76
7.500......................................         2                 933,271               0.86
7.625......................................         1                 858,483               0.79
7.875......................................         1                 302,394               0.28
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 was approximately 6.892% per annum.

                        MONTHS REMAINING TO MATURITY(1)

RANGE OF MONTHS                                NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
REMAINING TO MATURITY                        MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
---------------------                        --------------    -----------------    -------------------
301 - 360..................................       249            $108,160,994             100.00%
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average months remaining to maturity of the Mortgage Loans in loan group 3 was approximately 358 months.

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

RANGE OF ORIGINAL                              NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
LOAN-TO-VALUE RATIOS(%)                      MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-----------------------                      --------------    -----------------    -------------------
0.01 - 50.00...............................        24            $ 11,547,029              10.68%
50.01 - 55.00..............................        16               6,503,433               6.01
55.01 - 60.00..............................         7               2,831,270               2.62
60.01 - 65.00..............................        15               7,819,294               7.23
65.01 - 70.00..............................        38              16,541,337              15.29
70.01 - 75.00..............................        33              15,134,957              13.99
75.01 - 80.00..............................       104              43,385,982              40.11
80.01 - 85.00..............................         2                 879,599               0.81
85.01 - 90.00..............................         7               2,484,415               2.30
90.01 - 95.00..............................         3               1,033,677               0.96
                                                  ---            ------------             ------
  Total....................................       249            $$108,160,994            100.00%
                                                  ===            ============             ======

------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3 was approximately 69.89%.

(2) Does not take into account any secondary financing on the Mortgage Loans in loan group 3 that may have existed at the time of origination.

                           GEOGRAPHIC DISTRIBUTION(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
STATE                                        MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-----                                        --------------    -----------------    -------------------
Alabama....................................         1            $    371,235               0.34%
Arizona....................................         3               1,290,250               1.19
Arkansas...................................         1                 397,912               0.37
California.................................        86              37,472,942              34.65
Colorado...................................        18               7,658,544               7.08
Connecticut................................         7               2,760,210               2.55
Delaware...................................         2               1,048,902               0.97
District of Columbia ......................         1                 273,000               0.25
Florida....................................         8               3,193,393               2.95
Georgia....................................         5               1,968,727               1.82
Illinois...................................        11               4,590,387               4.24
Iowa.......................................         1                 373,721               0.35
Kansas.....................................         2                 786,639               0.73
Maryland...................................        10               5,159,341               4.77
Massachusetts..............................         9               4,178,423               3.86
Michigan...................................         3               1,236,231               1.14
Minnesota..................................         7               2,534,829               2.34
Missouri...................................         2               1,270,305               1.17
Nevada.....................................         1                 339,641               0.31
New Jersey.................................        17               8,887,270               8.22
New Mexico.................................         1                 407,330               0.38
New York...................................         6               2,273,301               2.10
North Carolina.............................         4               1,647,090               1.52
Ohio.......................................         1                 416,271               0.38
Pennsylvania...............................         6               2,391,457               2.21
South Carolina.............................         1                 312,366               0.29
South Dakota...............................         1                 338,760               0.31
Tennessee..................................         1                 130,084               0.12
Texas......................................        13               5,893,733               5.45
Utah.......................................         1                 599,560               0.55
Virginia...................................        12               5,262,764               4.87
Washington.................................         6               2,285,418               2.11
Wisconsin..................................         1                 410,956               0.38
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, no more than approximately 1.4% of the Mortgage Loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

                        CREDIT BUREAU RISK SCORES(1)(2)

RANGE OF CREDIT                                NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
BUREAU RISK SCORES                           MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
------------------                           --------------    -----------------    -------------------
801 - 820..................................         3            $  1,548,075               1.43%
781 - 800..................................        27              11,104,523              10.27
761 - 780..................................        48              21,283,229              19.68
741 - 760..................................        37              15,183,338              14.04
721 - 740..................................        29              13,600,823              12.57
701 - 720..................................        33              14,223,792              13.15
681 - 700..................................        23               9,998,815               9.24
661 - 680..................................        19               8,678,677               8.02
641 - 660..................................        12               5,692,193               5.26
621 - 640..................................         7               2,371,495               2.19
601 - 620..................................         4               1,445,381               1.34
581 - 600..................................         3               1,343,980               1.24
NOT SCORED.................................         4               1,686,674               1.56
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans in loan group 3 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

(2) The weighted average Credit Bureau Risk Score of the Mortgage Loans (where available) in loan group 3 was approximately 727.

                                 PROPERTY TYPE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
PROPERTY TYPE                                MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-------------                                --------------    -----------------    -------------------
Single Family Residence....................       232            $101,625,152              93.96%
Low-Rise Condominium.......................        13               4,607,168               4.26
High-Rise Condominium......................         3               1,459,526               1.35
Planned Unit Development...................         1                 469,148               0.43
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

                                  LOAN PURPOSE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
LOAN PURPOSE                                 MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
------------                                 --------------    -----------------    -------------------
Purchase...................................       128            $ 53,914,381              49.85%
Refinance (rate/term)......................        78              35,840,103              33.14
Refinance (cash out).......................        43              18,406,509              17.02
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

                                  OCCUPANCY(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
OCCUPANCY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
--------------                               --------------    -----------------    -------------------
Owner Occupied.............................       242            $105,048,834              97.12%
Second/Vacation Home.......................         7               3,112,160               2.88
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                               DOCUMENTATION TYPE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
DOCUMENTATION TYPE                          MORTGAGE LOANS     PRINCIPAL BALANCE      IN LOAN GROUP 3
------------------                          ---------------    -----------------    -------------------
Full Documentation........................        198            $ 87,144,859              80.57%
No Income/No Asset........................         23               9,283,601               8.58
Stated....................................         17               7,212,168               6.67
No Asset Verification.....................         11               4,520,366               4.18
                                                  ---            ------------             ------
  Total...................................        249            $108,160,994             100.00%
                                                  ===            ============             ======

                                GROSS MARGIN(1)

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RANGE OF GROSS MARGINS(%)                    MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-------------------------                    --------------    -----------------    -------------------
2.001 - 3.000..............................       249            $108,160,994             100.00%
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3 was approximately 2.749% per annum.

                           NEXT RATE ADJUSTMENT DATE

                                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
NEXT RATE ADJUSTMENT DATE                   MORTGAGE LOANS     PRINCIPAL BALANCE      IN LOAN GROUP 3
-------------------------                   ---------------    -----------------    -------------------
June 2008.................................          2            $    835,271               0.77%
July 2008.................................         18               8,163,923               7.55
August 2008...............................         91              38,364,896              35.47
September 2008............................        130              57,551,736              53.21
October 2008..............................          7               2,826,169               2.61
November 2008.............................          1                 419,000               0.39
                                                  ---            ------------             ------
  Total...................................        249            $108,160,994             100.00%
                                                  ===            ============             ======

                       MONTHS TO NEXT ADJUSTMENT DATE(1)

RANGE OF NUMBER OF MONTHS TO                   NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
NEXT ADJUSTMENT DATE (MONTHS)                MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-----------------------------                --------------    -----------------    -------------------
74 - 79....................................         2            $    835,271               0.77%
80 - 85....................................       247             107,325,723              99.23
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average months to next adjustment date of the Mortgage Loans in loan group 3 was approximately 82 months.

                            MAXIMUM MORTGAGE RATE(1)

RANGE OF MAXIMUM                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
MORTGAGE RATES(%)                            MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-----------------                            --------------    -----------------    -------------------
10.001 - 11.000............................         5            $  2,011,372               1.86%
11.001 - 12.000............................       169              73,232,170              67.71
12.001 - 13.000............................        75              32,917,452              30.43
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in loan group 3 was approximately 11.894% per annum.

                           INITIAL PERIODIC RATE CAP

INITIAL PERIODIC                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RATE CAP(%)                                  MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
----------------                             --------------    -----------------    -------------------
5.000......................................       249            $108,160,994             100.00%
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average Initial Period Rate Cap of the Mortgage Loans in loan group 3 was 5.000% per annum.

                          SUBSEQUENT PERIODIC RATE CAP

SUBSEQUENT PERIODIC                            NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
RATE CAP(%)                                  MORTGAGE LOANS    PRINCIPAL BALANCE      IN LOAN GROUP 3
-------------------                          --------------    -----------------    -------------------
2.000......................................       249            $108,160,994             100.00%
                                                  ---            ------------             ------
  Total....................................       249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average Subsequent Period Rate Cap of the Mortgage Loans in loan group 3 was 2.000% per annum.

                             MINIMUM MORTGAGE RATE

RANGE OF MINIMUM                               NUMBER OF           AGGREGATE        % OF MORTGAGE LOANS
MORTGAGE RATES(%)                           MORTGAGE LOANS     PRINCIPAL BALANCE      IN LOAN GROUP 3
-----------------                           ---------------    -----------------    -------------------
5.000 or less.............................        249            $108,160,994             100.00%
                                                  ---            ------------             ------
  Total...................................        249            $108,160,994             100.00%
                                                  ===            ============             ======

------------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in loan group 3 was 2.749% per annum.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, the depositor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in CHL Mortgage Pass-Through Trust 2001-HYB2, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

     In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

     The trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the trust fund. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan (referred to as a deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     - have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "Substitution Adjustment Amount")),

     - have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the deleted mortgage loan,

     - have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the deleted mortgage loan,

     - have the same mortgage index and periodic rate cap as the deleted mortgage loan and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

     - have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

     - have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

     - have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     - comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the Mortgage to the trustee and the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R)System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

UNDERWRITING PROCESS -- INDYMAC BANK, FSB

     Approximately 66.5% of the Mortgage Loans by aggregate principal balance were originated by IndyMac Bank, FSB ("IndyMac").

IndyMac Underwriting Guidelines

     IndyMac operates a conduit program established by IndyMac, Inc. (the entity whose assets were transferred to IndyMac as described herein under "Servicing of the Mortgage Loans -- IndyMac") in April 1993 to purchase conventional conforming and non-conforming mortgage loans on one-to four-family residential properties. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. While IndyMac engages in a limited amount of second lien lending, most of the mortgage loans it purchases are secured by first liens on the related mortgaged properties.

     Non-conforming loans purchased by IndyMac pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac purchases mortgage loans from, or provides funding for mortgage loans originated by, banks, savings and loan associations, mortgage bankers and mortgage brokers (each is referred to as a loan originator). Each loan originator must be an approved HUD mortgagee in good standing or a seller/servicer in good standing and approved by either Fannie Mae or Freddie Mac. IndyMac approves individual institutions as eligible loan originators after an evaluation of criteria that include the loan originator's mortgage origination experience and financial stability. In addition to purchasing mortgage loans from (or providing funding to) loan originators, IndyMac also engages in the direct origination of mortgage loans.

     IndyMac currently operates two mortgage loan purchase programs as part of its conduit operations:

     1. Prior Approval Program. Under this program, IndyMac performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program. The majority of mortgage loans currently being purchased by IndyMac are originated under the Prior Approval Program.

     2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to underwrite mortgage loans for purchase without the need for either prior pool insurance approval or prior IndyMac approval. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac's underwriting guidelines, as the underwriting guidelines may have been modified pursuant to commitments negotiated with that loan originator. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program. Notwithstanding the loan originator's status as an eligible loan originator, some types of mortgage loans are required to receive an approval notice prior to purchase.

     All mortgage loans purchased by IndyMac must meet credit, appraisal and underwriting standards acceptable to IndyMac. These underwriting standards, including any negotiated modifications to them, are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to these underwriting standards are permitted where compensating factors are present or in the context of negotiated bulk purchases. In addition, the requirements of a mortgage pool insurer may differ from these underwriting standards as a result of which mortgage loans certified by such mortgage pool insurer may not comply with these underwriting standards.

     In the process of underwriting mortgage loans, IndyMac may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, Internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac's historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgagor and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac's traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac's underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

     IndyMac's underwriting standards for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 85% for mortgage loans with original principal balances of up to $750,000 and up to 80% for mortgage loans with original principal balances of up to $1,500,000. IndyMac also acquires mortgage loans with principal balances up to $3,000,000 if the mortgage loan is secured by the borrower's primary residence. The Loan-to-Value Ratio for mortgage loans with principal balances up to $3,000,000 generally may not exceed 80(LOGO)%. For cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 95(LOGO)%, and the maximum "cash out" amount permitted is based in part on the Loan-to-Value Ratio of the related mortgage loan. IndyMac generally does not purchase cash-out refinance mortgage loans with original principal balances in excess of $3,000,000.

     IndyMac's underwriting standards for mortgage loans secured by investor properties generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances up to $300,000. IndyMac's underwriting standards permit mortgage loans secured by investor properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac generally requires a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies.

In some circumstances, however, IndyMac does not require primary mortgage guaranty insurance on mortgage loans with principal balances up to $500,000 that have Loan-to-Value Ratios greater than 80% but less than or equal to 95%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage guaranty insurance was obtained. Under those circumstances, the Certificateholders will not have the benefit of primary mortgage guaranty insurance coverage.

     In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, IndyMac generally considers the ratio of these amounts to the proposed borrower's acceptable stable monthly gross income. These ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis.

     IndyMac purchases loans that have been originated under one of four documentation programs: the Full/Alternate Documentation Program, the Reduced Documentation Program, the No Ratio Program and the No Doc Program.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

     Under the Reduced Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Reduced Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income.

     Under the No Doc Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under the No Doc Program. Mortgage loans underwritten under each of the Reduced Documentation Program, the No Ratio Program and the No Doc Program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

UNDERWRITING PROCESS -- WELLS FARGO HOME MORTGAGE, INC.

     Approximately 25.8% of the Mortgage Loans by aggregate principal balance were originated by Wells Fargo Home Mortgage, Inc. ("Wells Fargo").

Wells Fargo Underwriting Guidelines

     The Wells Fargo underwriting guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo underwriting guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo underwriting guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

     Wells Fargo utilizes various systems of credit scoring as a tool to supplement the mortgage loan underwriting process. Credit scoring assists Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and loan attributes. Such objective measures are used to evaluate loan applications and assign each application a "credit score."

     The credit score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the credit score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. Verification of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo Underwriting Guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

     Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with "full documentation."

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly housing debt to their monthly gross income (except for borrowers who apply through Wells Fargo's private mortgage banking division), and the ratio of their total monthly debt to their monthly gross income do not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, only one qualifying ratio is calculated (the applicant's ratio of total monthly debt to monthly gross income). In addition, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of this applicant's specified assets, and secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence). Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

     Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale prior for such property. In some instances, the loan-to-value ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

     Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

     A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current monthly housing debt or total monthly debt obligations in relation to their monthly income levels do not exceed certain ratios; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program.

MORTGAGE INSURANCE POLICY

     It is expected that, each Mortgage Loan with a Loan-to-Value Ratio originally greater than 80% will carry borrower-paid mortgage insurance. The depositor will acquire a supplemental mortgage insurance policy for certain first lien Mortgage Loans in loan group 1 and loan group 2 with current Loan-to-Value Ratios in excess of 60% (such insured Mortgage Loans, the "Covered Mortgage Loans"). It is expected that not less than 87.8% and 74.4% of the current principal balance of the Mortgage Loans in loan group 1 and loan group 2, respectively, will be Covered Mortgage Loans. The mortgage insurance policy for the Covered Mortgage Loans (such policy, the "Radian Policy") will be issued by Radian Guaranty Inc. ("Radian" or the "Mortgage Insurer"). A copy of the Radian Policy is available upon written request from the Trustee and the description thereof contained herein is a summary as it relates to the Covered Mortgage Loans and is qualified by reference to its terms and conditions.

     Radian is a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange.

RADIAN GUARANTY INC.
SELECTED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)

     The following table sets forth, by dollar amount, selected financial information for Radian as of September 30, 2001 determined on the basis of statutory Accounting Principles which differ in significant respects from generally accepted Accounting Principles.

Admitted Assets.............................................  1,959,796
Liabilities (excluding contingency reserve).................    526,657
Capital and Surplus.........................................    158,331
Contingency Reserve.........................................  1,274,807
Total Policyholder's Surplus................................  1,433,138

     Each Covered Mortgage Loan is covered for losses up to the policy limits; provided, however, that the Radian Policy will not cover hazard, bankruptcy, fraud losses and certain other types of losses as described in such policy. Claims under the Radian Policy will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value or purchase price, as the case may be (the "Mortgage Insurance Policy Loan Coverage"), of the related Mortgaged Property, in each case, on the closing date.

     Coverage under the Radian Policy is cancelable only with the consent of the Trustee and the Mortgage Insurer in accordance with the Radian Policy's terms. The Radian Policy may be terminated by the Mortgage Insurer for failure to pay premiums.

     The master servicer must follow specified procedures for making a claim on a Covered Mortgage Loan. When a Covered Mortgage Loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the master servicer will initiate foreclosure proceedings. The master servicer is required to file a claim with the Mortgage Insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the master servicer is incomplete, within 20 days of receipt of a claim the Mortgage Insurer is required to notify the master servicer of all items needed to perfect the claim in which case accrual of interest payable under the Radian Policy is suspended until the information is provided. If no notice of deficiency is sent by the Mortgage Insurer within the 20 day period, then accrual of interest is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the Radian Policy, the Mortgage Insurer is required to process and pay a perfected claim within 60 days.

     Under the Radian Policy, as a condition to claim payment, the master servicer must report the delinquency, initiate and complete foreclosure, and acquire title to the mortgaged property at the times required by the Radian Policy and the property must be in the same physical condition it was in when originally insured, reasonable wear and tear excepted. Under the Radian Policy, the Mortgage Insurer will settle a loss by either acquiring the related mortgaged property or paying a cash settlement amount. If the Mortgage Insurer acquires the mortgaged property the price it pays will be the outstanding principal balance of the Covered Mortgage Loan, together with accrued interest due on the Covered Mortgage Loan through claim filing and certain advances required to be made by the insured or the master servicer (such as hazard insurance premiums, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as rental income and escrow deposits (collectively, the "Claim Amount"). Cash settlement may occur either when the mortgaged property is foreclosed by the master servicer on behalf of the Trust Fund or when it is sold to a third party with the Mortgage Insurer's approval. When the mortgaged property is foreclosed by the trust the cash settlement amount generally is an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the Mortgage Insurance Policy. If the mortgaged property is sold to a third party, the cash settlement amount may be reduced by a portion of the sales price as described in the Radian Policy to reflect the actual loss.

     The Mortgage Insurance Policy will not cover losses from physical damage or environmental conditions, fraud (whether arising from misrepresentations by borrowers, lenders or other persons), losses from the master servicer's negligence or non-compliance with the Radian Policy and certain other types of losses as described in the Radian Policy. Claim payments under the Radian Policy will be made to the master servicer, deposited in the Certificate Account, and treated in the same manner as other insurance proceeds. The premium (the "Radian Policy Premium") payable on the Radian Policy will be paid monthly by the Trustee with funds withdrawn from the Distribution Account as provided in the pooling and servicing agreement and the Radian Policy.

                          SERVICING OF MORTGAGE LOANS

GENERAL

     The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. As of the cut-off date, it is expected that IndyMac will directly service 100% and approximately 86.8% of the Mortgage Loans in loan group 1 and loan group 2, respectively, Wells Fargo will directly service all of the Mortgage Loans in loan group 3 and Countrywide Home Loans, Inc. will directly service approximately 13.2% of the Mortgage Loans in loan group 2. Notwithstanding any subservicing arrangement (including those with IndyMac and Wells Fargo), the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans.

THE MASTER SERVICER

     Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as master servicer. The principal executive officers of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation

("Countrywide Credit"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. Countrywide Home Loans is currently in the process of transferring to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Credit Industries and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of October 1, 2001, Countrywide Servicing had total assets of approximately $4.0 billion.

COUNTRYWIDE HOME LOANS

     Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide Home Loans principally originates first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Reference in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

     The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of August 31, 2001, Countrywide Home Loans provided servicing for approximately $313.4 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                         YEAR ENDED FEBRUARY 28 (29),
                           ---------------------------------------------------------    PERIOD ENDING
                               1998           1999           2000           2001       AUGUST 31, 2001
                           ------------   ------------   ------------   ------------   ---------------
                                     (DOLLAR AMOUNTS IN MILLION EXCEPT AVERAGE LOAN BALANCE)
FHA/VA Loans
     Number of Loans.....     162,328.0      190,654.0      130,996.0      118,673.0        35,909.0
     Volume of Loans.....  $   15,868.1   $   19,138.0   $   13,536.0   $   13,062.5    $    4,414.6
Conventional Loans
     Number of Loans.....     227,019.0      534,385.0      368,422.0      371,137.0       183,570.0
     Volume of Loans.....  $   29,886.8   $   69,026.0   $   45,687.0   $   45,841.7    $   25,603.2
Jumbo ARMS Loans
     Number of Loans.....      17,384.0       10,335.0       10,401.0       11,678.0        11,412.0
     Volume of Loans.....  $4,909,223.0   $3,043,327.0   $3,286,708.0   $3,798,037.0    $3,996,927.0
Other Loans
     Number of Loans.....      61,412.0       86,000.0      134,315.0      126,822.0        49,156.0
     Volume of Loans.....  $    3,016.8   $    4,717.0   $    7,517.0   $   10,019.1    $    3,505.8
Total Loans
     Number of Loans.....     450,759.0      811,039.0      633,733.0      616,632.0       268,635.0
     Volume of Loans.....  $   48,771.7   $   92,881.0   $   66,740.0   $   68,923.2    $   33,523.6
Average Loan Balance.....  $  108,199.0   $  114,521.0   $  105,312.0   $  111,774.0    $  124,793.0

Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and low sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans:

                                                                                        PERIOD ENDING
                                            YEAR ENDED FEBRUARY 28 (29),                  AUGUST 31,
                                 --------------------------------------------------   ------------------
                                    1998         1999          2000         2001             2001
                                 ----------   -----------   ----------   ----------   ------------------
                                                      (DOLLAR AMOUNTS IN MILLIONS)
Jumbo ARM Loans
  Number of Loans..............      17,384        10,325       10,401       11,678           11,412
  Volume of Loans..............  $4,909,223   $ 3,043,727   $3,286,709   $3,798,037       $3,966,927
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End
     30-59 days................        2.25%         2.45%        1.96%        2.79%            1.38%
     60-89 days................        0.47          0.46         0.49         0.32             0.32
90 days or more (excluding
  pending foreclosures)........        0.64          0.75         0.51         0.40             0.29
Total of delinquencies.........        3.36          3.66         2.96         3.51             1.99
Foreclosure pending............        0.56          0.75         0.37         0.40             0.46
Total delinquencies and
  Foreclosures pending.........        3.92          4.41         3.33         3.91             2.45
Losses on liquidated loans.....  $ (233,634)  $(2,536,728)  $ (876,985)  $  (47,952)      $ (312,281)

INDYMAC

     The principal executive offices of IndyMac are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.

     Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc.; SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

     During the first half of 1998, the former IndyMac, Inc. acquired the assets of a servicing platform (i.e., servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac, Inc. with direct servicing capabilities with respect to mortgage loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac.

Foreclosure, Delinquency and Loss Experience

     IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac, resulting in IndyMac performing the master servicing and servicing operations previously performed by IndyMac, Inc.

     The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by IndyMac have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

     In addition, because IndyMac only recently began directly servicing mortgage loans, the foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics which differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

     The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and June 30, 2001 on approximately $12.3 billion, $16.9 billion, $13.8 billion, $15.7 billion and $15.3 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced or serviced by IndyMac. The table does not include loans that were part of First Federal's portfolio prior to its acquisition by IndyMac Bancorp:

                                                        AS OF DECEMBER 31,               AS OF
                                              --------------------------------------    JUNE 30,
                                               1997      1998       1999      2000        2001
                                              ------    -------    ------    -------    --------
Total Number of Conventional Mortgage Loans
  in Portfolio..............................  80,572    112,207    94,137    100,929     96,314
Delinquent Mortgage Loans and Pending
  Foreclosure at Period End(1):
     30-59 days.............................    2.40%      2.74%     2.48%      3.22%      2.68%
     60-89 days.............................    0.54%      0.65%     0.47%      0.65%      0.58%
     90 days or more (excluding pending
       foreclosures)........................    0.95%      0.73%     0.55%      0.69%      0.81%
                                              ------    -------    ------    -------     ------
          Total Delinquencies...............    3.89%      4.12%     3.50%      4.56%      4.07%
                                              ======    =======    ======    =======     ======
Foreclosures pending........................    0.56%      0.64%     1.20%      0.91%      1.12%
                                              ------    -------    ------    -------     ------
Total delinquencies and foreclosures
  pending...................................    4.45%      4.76%     4.70%      5.47%      5.19%
                                              ======    =======    ======    =======     ======

------------
(1) As a percentage of the total number of loans master serviced by IndyMac.

     The following table summarizes the loss experience on the dates indicated of all mortgage loans originated or acquired by IndyMac (other than subprime mortgage loans) and serviced or master serviced by IndyMac and securitized by the depositor or an affiliate of IndyMac. IndyMac does not write off single family residential mortgage loans until the loans are sold in a foreclosure sale or are otherwise disposed (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans. The table does not include loans that were part of First Federal's portfolio prior to its acquisition by IndyMac Bancorp:

                                                     CUMULATIVE    CUMULATIVE STATED
                                                     NET LOSSES   AMOUNT OF SECURITIES
                                                     (MILLIONS)    ISSUED (MILLIONS)     LOSS (RATIO)(1)
                                                     ----------   --------------------   ---------------
As of December 31, 1997............................    $18.03          $15,925.04             0.11%
As of December 31, 1998............................    $39.98          $23,890.80             0.17%
As of December 31, 1999............................    $51.05          $26,719.61             0.19%
As of December 31, 2000............................    $63.86          $28,797.47             0.22%
As of June 30, 2001................................    $70.21          $28,797.47             0.24%

------------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

     Historically, a variety of factors, including the appreciation of real estate values, has limited IndyMac's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond IndyMac's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, IndyMac may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

WELLS FARGO

     Wells Fargo is a direct, wholly-owned subsidiary of Wells Fargo Bank, National Association and an indirect wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mae. Wells Fargo's principal office is located at 1 Home Campus, Des Moines, Iowa 50326-0001.

     The following table sets forth certain information, as reported by Wells Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of Wells Fargo's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered.

     There can be no assurance that the delinquency, loss and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans. Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans that were originated by Wells Fargo have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                  WELLS FARGO
                                 TOTAL LOANS(1)

                               AS OF DECEMBER 31, 1999                    AS OF DECEMBER 31, 2000
                       ----------------------------------------   ----------------------------------------
                                              PERCENT   PERCENT                          PERCENT   PERCENT
                       BY NO.                 BY NO.      BY      BY NO.                 BY NO.      BY
                         OF      BY DOLLAR      OF      DOLLAR      OF      BY DOLLAR      OF      DOLLAR
                       LOANS      AMOUNT       LOANS    AMOUNT    LOANS      AMOUNT       LOANS    AMOUNT
                       ------   -----------   -------   -------   ------   -----------   -------   -------
                                                  (DOLLAR AMOUNTS IN THOUSANDS
Total Portfolio......  85,722   $27,493,110                       89,637   $28,714,239
Period of
  Delinquency(2)
  30-59 Days.........     366   $   106,430    0.43%     0.39%       400   $   121,641    0.45%     0.42%
  60-89 Days.........      54   $    14,669    0.06%     0.05%        76   $    23,470    0.08%     0.08%
  90 days or more....      51   $    14,408    0.06%     0.05%        89   $    25,014    0.10%     0.09%
Total Delinquent
  Loans..............     471   $   135,507    0.55%     0.49%       565   $   170,125    0.63%     0.59%
Loans in
  Foreclosure(3).....      44   $    13,113    0.05%     0.05%        49   $    13,577    0.05%     0.05%
REO..................      10   $     3,063    0.01%     0.01%        12   $     3,823    0.01%     0.01%

                               AS OF SEPTEMBER 30, 2001
                       ----------------------------------------
                                              PERCENT   PERCENT
                       BY NO.                 BY NO.      BY
                         OF      BY DOLLAR      OF      DOLLAR
                       LOANS      AMOUNT       LOANS    AMOUNT
                       ------   -----------   -------   -------
                             (DOLLAR AMOUNTS IN THOUSANDS
Total Portfolio......  96,059   $32,144,811
Period of
  Delinquency(2)
  30-59 Days.........     574   $   179,464    0.60%     0.58%
  60-89 Days.........     114   $    33,293    0.12%     0.10%
  90 days or more....      98   $    27,786    0.10%     0.09%
Total Delinquent
  Loans..............     786   $   240,543    0.82%     0.75%
Loans in
  Foreclosure(3).....      95   $    29,860    0.10%     0.09%
REO..................      20   $     5,904    0.02%     0.02%

------------
(1) Percentages in the table are rounded to the nearest 0.01%

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for those purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(3) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property has been acquired as of the date indicated.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The "Expense Fee Rate" is the rate at which the Expense Fee accrues on the principal balance of each Mortgage Loan. The Expense Fee Rate will vary from Mortgage Loan to Mortgage Loan. The Expense Fee Rate for the Mortgage Loans is expected to range from 0.28% to 0.638% per annum of the outstanding principal balance of each Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate is expected to equal approximately (i) 0.608% for loan group 1,
(ii) 0.557% for loan group 2, and (iii) 0.280% for loan group 3. The "Expense Fee" consists of the master servicing fee and, for Mortgage Loans covered by the Radian Policy, the Radian Policy Premium.

     The master servicing fee will be a rate per annum of the Stated Principal Balance of each Mortgage Loan. The rate will be (i) with respect to the Mortgage Loans in loan group 1, 0.375%, (ii) with respect to the Mortgage Loans comprising the Contributing Components in loan group 2, 0.375%, (iii) with respect to the Mortgage Loans not comprising the Contributing Components in loan group 2, (A) 0.28% before the first Adjustment Date for such Mortgage Loan and
(B) 0.405% on and after the first Adjustment Date for such Mortgage Loan, and
(iv) with respect to the Mortgage Loans in loan group 3, 0.28%. The master servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment penalties, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments on the Mortgage Loans will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loan would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than one-half of the master servicing fee, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date.

     If shortfalls in interest as a result of prepayments in any Prepayment Period exceed an amount equal to one-half of the master servicing fee otherwise payable on the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this prospectus supplement.

ADVANCES

     Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the master servicing fee) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The "Determination Date" is the 15th day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an Event of Default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of it. If the master servicer is terminated as a result of the occurrence of an Event of Default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2001-HYB2 will consist of
(i) the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 1-X, Class 2-X and Class A-R Certificates (all of which are together referred to as senior certificates) and (ii) the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as subordinated certificates). Only the classes of certificates listed on the cover page are offered by this prospectus supplement. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this prospectus supplement. Their Class Certificate Balances are expected to be approximately $1,050,000, $1,050,000 and $1,050,333, respectively. The pass-through rate for each of the Class B-3, Class B-4 and Class B-5 Certificates will be calculated as described under "-- Interest" below. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts shown on the cover page and the pass-through rates shown on the cover page or described in this prospectus supplement under "-- Interest" below. The initial Class Certificate Balances or initial notional amounts may vary in the aggregate by plus or minus 10%.

     The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of

     - all amounts previously distributed to holders of certificates of the class as payments of principal, and

     - the amount of Realized Losses (including Excess Losses) allocated to the class.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date. The Class X Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

     The senior certificates (other than the Class X Certificates) will have an initial aggregate principal balance of approximately $403,234,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% in the trust fund. The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.20%, 1.00%, 1.05%, 0.25%, 0.25% and 0.25%, respectively, in the trust fund.

     The Class A-R, Class B-3, Class B-4 and Class B-5 Certificates will be issued in fully registered certificated form. All of the remaining classes will be represented by book-entry certificates. The book-entry certificates will be issuable in book- entry form only. The Class A-R Certificates will be issued in a denomination of $100.

SENIOR CERTIFICATES

     The Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 1-X, Class 2-X and Class A-R Certificates are sometimes referred to in this prospectus supplement as the "senior certificates." The Class 1-A-1 and Class A-R Certificates relate to loan group 1, the Class 2-A-1 Certificates relate to loan group 2 and the Class 3-A-1 Certificates relate to loan group 3. For purposes of receiving distributions, the Class 1-X Certificates relate to loan group 3 and the Class 2-X Certificates relate to the Contributing Components of loan group 1 and loan group 2.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-X and Class 2-X Certificates are sometimes collectively referred to in this prospectus supplement as the "Class X Certificates" or the "Interest Only Certificates." For any Distribution Date, the notional amount of the Class 1-X Certificates will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in loan group 3 as of the first day of the related Due Period. For any Distribution Date, the notional amount of the Class 2-X Certificates will be equal to the sum of the Contributing Components. The Contributing Components are those mortgage loans in loan group 1 and loan group 2 which are identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date. There will be two Contributing Components in loan group 1 the aggregate notional amount of which at any time will equal the aggregate of the Stated Principal Balances of the mortgage loans in loan group
1. There will be two Contributing Components in loan group 2, the aggregate Notional Balance of which on the cut-off date will equal approximately $215,946,256.

BOOK-ENTRY CERTIFICATES

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company or DTC. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt or as otherwise provided in the pooling and servicing agreement. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account").

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the first business day following each Master Servicer Remittance Date (each, a "Distribution Date"), commencing in December 2001, to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the Distribution Date. The "Servicer Remittance Date" is the 18th day of each month or, if that day is not a business day, the first business day thereafter.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date from Available Funds of the related loan group or groups for such Distribution Date, and distribution on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

     - to interest on each class of senior certificates relating to each loan group, pro rata based on their respective interest distribution amounts;

     - to principal on the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such classes on the Distribution Date;

     - to interest on and principal of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal";

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Principal"; and

     - any remaining amounts to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

     - all scheduled installments of interest (net of the related Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any);

     - all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

     - Transfer Payments Received for such loan group and Distribution Date, minus

     - Transfer Payments Made for such loan group and Distribution Date.

INTEREST

     The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or described below.

     On any Distribution Date, the pass-through rate for the Class 1-A-1 Certificates will be the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in loan group 1, the pass-through rate for the Class 2-A-1 Certificates will be the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in loan group 2 and the pass-through rate for the Class 3-A-1 Certificates will be the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in loan group 3. The pass-through rates for the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates for the first Distribution Date are expected to be approximately 6.222%, 6.349% and 5.750% per annum, respectively.

     The pass-through rate for the Class 1-X Certificates will be the rate reflected on the cover of this prospectus supplement.

     The pass-through rate for the Class 2-X Certificates for any Distribution Date will be equal to the quotient of (1) the sum of the products of (a) the aggregate principal balance of each Contributing Component and (b) the related Component Rate divided by (2) the aggregate principal balance of all Contributing Components. The pass-through rate for the Class 2-X Certificates for the first Distribution Date is expected to be approximately 0.549%. The Component Rates are approximately 0.284% and approximately 0.565% for the Contributing Components in loan group 1 and approximately 0.661% and approximately 0.537% for the Contributing Components in loan group 2.

     With respect to any Distribution Date, the "Adjusted Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate thereof (as of the Due Date in the month preceding the month in which such Distribution Date occurs) less (i) the master servicing fee rate, (ii) with respect to loan group 1 and the Mortgage Loans comprising the Contributing Components in loan group 2, the related Component Rates and with respect to loan group 3, the pass-through rate for the Class 1-X Certificates, and (iii) with respect to loan groups 1 and 2 only, the Radian Policy Premium related to Covered Mortgage Loans in such loan groups. The "Weighted Average Adjusted Net Mortgage Rate" for a loan group means the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance.

     The pass-through rate for each class of subordinated certificates for any Distribution Date will be equal to a per annum rate equal to the sum of:

     - the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in loan group 1 multiplied by the excess of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans in loan group 1 as of the Due Date in the month preceding the month in which such Distribution Date occurs over (ii) the Class Certificate Balance of the Class 1-A-1 and Class A-R Certificates immediately prior to that Distribution Date,

     - the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in loan group 2 multiplied by the excess of (i) the aggregate of the Stated Principal Balance of the Mortgage Loans in loan group 2 as of the Due Date in the month preceding the month in which such Distribution Date occurs over (ii) the Class Certificate Balances of the Class 2-A-1 Certificates immediately prior to that Distribution Date,

     - the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in loan group 3 multiplied by the excess of (i) the aggregate of the Stated Principal Balance of the Mortgage Loans in loan group 3 as of the Due Date in the month preceding the month in which such Distribution Date occurs over (ii) the Class Certificate Balances of the 3-A-1 Certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that distribution date. The pass-through rate for the subordinated certificates for the first Distribution Date is expected to be approximately 6.176% per annum.

     On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to such Distribution Date, and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     With respect to each Distribution Date, the interest accrual period for each class of certificates will be the calendar month preceding the month of the Distribution Date. Accrued interest to be distributed on any Distribution Date will be calculated on the basis of the related Class Certificate Balance. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" experienced by (a) the related loan group, with respect to the senior certificates and (b) all of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to

     - any net prepayment interest shortfalls for that loan group and Distribution Date and

     - the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of related senior certificates and all classes of the subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, deemed to be entitled to receive, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in that loan group on a balance equal to that class' pro rata share (based on the respective Class Certificate Balances) of the Subordinated Percentage for that Distribution Date relating to that loan group, of the aggregate of the Stated Principal Balance of each Mortgage Loan in such loan group as of the Due Date occurring in the month of that Distribution Date; provided, however, on any Distribution Date after the Senior Termination Date for at least two senior certificate groups has occurred, Net Interest Shortfalls for the remaining loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the aggregate amount payable on the Distribution Date by the master servicer as described under "Servicing of Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage rate on the Stated Principal Balance of the Mortgage Loan. Each class' pro rata share of the Net Interest Shortfalls in a loan group will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date from that loan group.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (other than the Class X Certificates) in an amount up to the related Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Principal Amount" for any Distribution Date and loan group will equal the sum of

     (a) all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

     (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

     (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

     (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

     (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan and

     (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period,

plus

     - any Transfer Payments Received for such loan group and Distribution Date,

minus

     - any Transfer Payments Made for such loan group and Distribution Date.

Transfer payments will arise in one of the following circumstances (as long as a class of senior certificates is outstanding):

     1. Prior to the Senior Credit Support Depletion Date, the aggregate Class Certificate Balance of the senior certificates related to a loan group is reduced to zero and the aggregate Class Certificate

        Balance of the subordinated certificates is less than 3.75% of the current aggregate principal balance of the Mortgage Loans

     or

     2. Prior to the Senior Credit Support Depletion Date, the aggregate Class Certificate Balance of the senior certificates related to a loan group is greater than the aggregate Stated Principal Balance of the Mortgage Loans in such loan group.

The existence of either of these conditions for one or more loan groups is a "Transfer Condition." If a Transfer Condition specified in 1. above exists, the related loan group will have a Transfer Payment Made which will reduce the Available Funds for the related loan group and the other loan group or loan groups will have a Transfer Payment Received, which will increase the Available Funds for the applicable loan group or loan groups. If a Transfer Condition specified in 2. above exists, the related loan group or loan groups will have a Transfer Payment Received and the other loan group or loan groups will have a Transfer Payment Made. The amount of a Transfer Payment Made for a loan group will equal

     - in the case of 1. above (or in the case of 1. above and 2. above both existing on the same Distribution Date), all principal collected on the loan group or loan groups experiencing the Transfer Condition in 1. above, and

     - in the case of 2. above, the Subordinate Principal Distribution Amount for a loan group up to the amount necessary to eliminate the Transfer Condition in the applicable loan group or loan groups.

     If more than one loan group is entitled to a Transfer Payment Received, the related Transfer Payment Made will be allocated between those loan groups pro rata on the basis of the aggregate Class Certificate Balance of the related class or classes of senior certificates.

     Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     - with respect to loan group 1, as follows:

      (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

      (2) to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

     - with respect to loan group 2, to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

     - with respect to loan group 3, to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

     "Prepayment Period" means the calendar month immediately preceding the month of the Distribution Date.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Amount" for that loan group and that Distribution Date,

     - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

      - the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

      - either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

     - the related Senior Prepayment Percentage of amounts described in clause
       (f) of the definition of "Principal Amount" for that loan group and that Distribution Date and

     - any Transfer Payments Received for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

     "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related mortgagor. The pool principal balance with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

     Except as described below, the "Senior Percentage" for each loan group for any Distribution Date occurring before December 2011 will equal 100%. The Senior Percentage for any loan group for any Distribution Date occurring (i) before December 2011 but in or after December 2004 on which the Two Times Test is satisfied, or (ii) in or after December 2011, is the related Pro Rata Senior Percentage. If the Two Times Test is satisfied prior to December 2004, the Senior Percentage for a loan group is the related Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage.

     The "Pro Rata Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate of the Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the second Senior Termination Date, the Pro Rata Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate of the class certificate balances of all classes of certificates immediately prior to such Distribution Date.

     For any Distribution Date on and prior to the second Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Pro Rata Senior Percentage of a senior certificate group exceeds the initial Pro Rata Senior Percentage of such senior certificate group as of the closing date, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all the Mortgage Loans:

     - the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, does not equal or exceed 50%, and

     - cumulative Realized Losses on all the Mortgage Loans do not exceed

        - for the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

        - for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

        - for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

        - for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

        - for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The Senior Termination Date for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

     Notwithstanding the preceding paragraphs, if on any Distribution Date the Aggregate Subordinated Percentage is at least two times the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied, and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (collectively, the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

     The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate

Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

     If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have higher numerical class designations than such class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class M.......................................  4.00%
Class B-1.....................................  2.80%
Class B-2.....................................  1.80%
Class B-3.....................................  0.75%
Class B-4.....................................  0.50%
Class B-5.....................................  0.25%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

The "Subordinated Principal Distribution Amount" for any loan group and Distribution Date will equal

     - the sum of

        - the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of "Principal Amount" for that loan group and that Distribution Date,

        - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

        - the related Subordinated Prepayment Percentage for that loan group of the amounts described in clause (f) of the definition of "Principal Amount" for that loan group and that Distribution Date

     - less

        - any Transfer Payments Made for that loan group,

    provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinated Percentage of the principal portion of the Bankruptcy Loss.

     On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     The Senior Credit Support Depletion Date is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

     On each Distribution Date, the amount of any Realized Loss with respect to any loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Class X Certificates), pro rata, based upon their respective Class Certificate Balances. For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

     On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated pro rata among the classes of senior certificates of the related senior certificate group (other than the Class X Certificates) and the subordinated certificates based upon, in the case of the senior certificates their respective Class Certificate Balances immediately prior to such Distribution Date and in the case of the subordinated certificates, their pro rata share of a percentage of the aggregate of the Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month preceding the month of such Distribution Date equal to 100% minus the related Pro Rata Senior Percentage; provided, however, on any Distribution Date after the second Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the senior and subordinated certificates based upon their respective Class Certificate Balances immediately prior to such Distribution Date; provided, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, any Excess Loss will be allocated pro rata among the classes of senior certificates (other than the Class X Certificates), based on their respective Class Certificate Balances immediately prior to such Distribution Date.

     Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit
Enhancement -- Subordination."

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit
Enhancement -- Subordination."

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the decrement tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

     - loan group 1 consists of two Mortgage Loans with the following characteristics:

                                                                                   INITIAL                                 MONTHS
                 INITIAL     EXPENSE                          RESET      GROSS     PERIODIC    SUBSEQUENT     MAXIMUM     TO NEXT
  PRINCIPAL      MORTGAGE      FEE      COMPONENT           FREQUENCY    MARGIN      RATE       PERIODIC     MORTGAGE    ADJUSTMENT
 BALANCE ($)     RATE (%)   RATE (%)    RATE (%)    INDEX   (MONTHS)      (%)      CAP (%)    RATE CAP (%)   RATE (%)       DATE
--------------   --------   ---------   ---------   -----   ---------   --------   --------   ------------   ---------   ----------
$ 7,698,041.43   7.126478   0.3926750   0.283803     CMT       12       2.900403   4.610963     2.000000     12.644716       34
$55,453,168.25   7.392268   0.6376960   0.564572     CMT       12       2.790057   4.983055     2.000000     13.096580       34

                            REMAINING
                REMAINING   INTEREST
                 TERM TO      ONLY
  PRINCIPAL     MATURITY     PERIOD
 BALANCE ($)    (MONTHS)    (MONTHS)
--------------  ---------   ---------
$ 7,698,041.43     358         N/A
$55,453,168.25     358         N/A

     - loan group 2 consists of four Mortgage Loans with the following characteristics:

                                                                                       INITIAL
                                                                                       PERIODIC   SUBSEQUENT
                  INITIAL     EXPENSE                             RESET      GROSS       RATE      PERIODIC     MAXIMUM
   PRINCIPAL      MORTGAGE      FEE      COMPONENT              FREQUENCY    MARGIN      CAP       RATE CAP    MORTGAGE
  BALANCE ($)     RATE (%)   RATE (%)    RATE (%)     INDEX     (MONTHS)      (%)        (%)         (%)       RATE (%)
---------------   --------   ---------   ---------   --------   ---------   --------   --------   ----------   ---------
$ 30,933,972.68   7.586159   0.3750000   0.661159      CMT         12       2.820153   5.000000    2.000000    13.337465
$185,012,283.13   7.463441   0.6361760   0.537265      CMT         12       2.798899   4.983971    2.000000    13.275548
$ 10,335,620.34   6.931927   0.2800000        N/A      CMT         12       2.750000   5.000000    2.000000    11.931927
$ 22,441,353.38   6.697013   0.2800000        N/A    One-Year      12       2.266180   5.000000    2.000000    11.724059
                                                      LIBOR

                                          REMAINING
                   MONTHS     REMAINING   INTEREST
                  TO NEXT      TERM TO      ONLY
   PRINCIPAL     ADJUSTMENT   MATURITY     PERIOD
  BALANCE ($)       DATE      (MONTHS)    (MONTHS)
---------------  ----------   ---------   ---------
$ 30,933,972.68      58          358         N/A
$185,012,283.13      58          358         N/A
$ 10,335,620.34      57          357         N/A
$ 22,441,353.38      58          358         N/A

     - loan group 3 consists of two Mortgage Loans with the following characteristics:

                                                                                    INITIAL
                                                                                    PERIODIC   SUBSEQUENT                 MONTHS
                  INITIAL     EXPENSE                          RESET      GROSS       RATE      PERIODIC     MAXIMUM     TO NEXT
   PRINCIPAL      MORTGAGE      FEE      COMPONENT           FREQUENCY    MARGIN      CAP       RATE CAP    MORTGAGE    ADJUSTMENT
  BALANCE ($)     RATE (%)   RATE (%)    RATE (%)    INDEX   (MONTHS)      (%)        (%)         (%)       RATE (%)       DATE
---------------   --------   ---------   ---------   -----   ---------   --------   --------   ----------   ---------   ----------
$100,748,529.73   6.888677   0.2800000        N/A     CMT       12       2.748624   5.000000    2.000000    11.889916       81
$  7,412,464.00   6.942621   0.2800000        N/A     CMT       12       2.750000   5.000000    2.000000    11.942621       82

                             REMAINING
                 REMAINING   INTEREST
                  TERM TO      ONLY
   PRINCIPAL     MATURITY     PERIOD
  BALANCE ($)    (MONTHS)    (MONTHS)
---------------  ---------   ---------
$100,748,529.73     357         N/A
$  7,412,464.00     358          82

     - the Mortgage Loans prepay at the specified constant percentages of CPR,

     - no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

     - scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

     - prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

     - there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     - the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

     - the Adjusted Net Mortgage Rate for each Mortgage Loan is the Mortgage Rate thereof (as of the Due Date in the month preceding the month in which such Distribution Date occurs) less (i) the master servicing fee rate, (ii) with respect to loan group 1 and loan group 2, the related Component Rate and with respect to loan group 3, the pass-through rate for the Class 1-X Certificates and (iii) with respect to loan groups 1 and 2 only, the Radian Policy Premium related to certain Mortgage Loans in such loan groups,

     - the pass-through rate for the Class 1-X Certificates will be 0.86237388%.

     - the initial Class Certificate Balance or Notional Amount, as applicable, of each class of certificates is as set forth on the cover page hereof or as described under "Description of the Certificates -- General,"

     - with respect to the Mortgage Loans in loan group 2 that are not identified as belonging to either Contributing Component, the Expense Fees increase by 0.125% on the first Adjustment Date;

     - interest accrues on each class of certificates at the applicable interest rate set forth or described on the cover page hereof or as described in this prospectus supplement,

     - distributions in respect of the certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

     - the closing date of the sale of the certificates is November 30, 2001,

     - the seller is not required to repurchase or substitute for any Mortgage Loan,

     - there is no exercise of the option to repurchase the Mortgage Loans described under "-- Optional Purchase of Defaulted Loans" and
       "-- Optional Termination" herein,

     - no class of certificates becomes a Restricted Class,

     - the levels of the One-Year LIBOR and CMT Indices remain constant at 2.313% and 2.139%, respectively,

     - the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to the Maximum Mortgage Rates and Periodic Rate Caps (as applicable), and

     - scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the trust fund any Mortgage Loan which is delinquent in payment by 151 days or more (provided, however, that such option will expire as of the last day of the calendar quarter during which such Mortgage Loan became 151 days delinquent). Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

     The master servicer will have the right, subject to certain conditions set forth in the pooling and servicing agreement, to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties in the mortgage pool and thereby effect early retirement of the certificates, subject to the pool principal balance of the Mortgage Loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than or equal to 10% of the cut-off date pool principal balance. If the master servicer exercises the option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

     The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor, the seller and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at 5 Penn Plaza, 16th Floor, New York, New York 10001,
Attention: Corporate Trust Administration, CHL Mortgage Pass-Through Trust 2001-HYB2, or at any other address the trustee designates from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax
Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," "-- Residual Certificates" and "-- Foreign Investors." The pooling and servicing agreement provides that the Class A-R Certificates (in addition to other ERISA restricted classes of certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations." Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yield to the holders of each class of certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until at least the 19th day of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates of the senior certificate group to which the shortfall relates pro rata. If, as a result of the shortfalls, the aggregate of the Class Certificate Balances of all classes of certificates (after application of all distributions and Realized Losses on such Distribution Date) exceeds the pool principal balance as of the Due Date in the month of such Distribution Date, the

Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

     Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates. In addition, although all losses initially will be borne by the subordinated certificates, in the reverse order of their numerical class designations, Excess Losses will be borne by all classes of applicable certificates, other than the Class X Certificates, on a pro rata basis. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

     For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that class of certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or the master servicer. Except for those Mortgage Loans that have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool."

     Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the offered certificates related to that loan group of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase by the master servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in all of the loan groups in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that loan group. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Interest Only Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors to recover their initial investments.

     The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage

Loans included in the mortgage pool as described under "The Mortgage
Pool -- General" and "-- Underwriting Process." In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     The Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. However, the interest-only feature of some of the mortgage loans may reduce the perceived benefit of refinancing during the applicable interest-only period. Prepayments on the 3/1, 5/1 and 7/1 Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     The Mortgage Rate applicable to all of the Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. In addition, the Mortgage Loans in each loan group will have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" herein.

     The rate of prepayment will affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Adjusted Net Mortgage Rates in excess of the then-current weighted average Adjusted Net Mortgage Rate for a loan group may reduce the pass-through rate on the related senior certificates. Mortgage Loans with higher Adjusted Net Mortgage Rates, and consequently higher Mortgage Rates, may prepay at faster rates than mortgage loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the subordinated certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinated certificates by reducing the weighting factor used to determine that pass-through rate.

     As described under "Description of the Certificates -- Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the related classes of senior certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the subordinated certificates during the periods of time described in the definition of each "Senior Prepayment Percentage."

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

SENSITIVITY OF THE CLASS X CERTIFICATES

     As indicated in the following tables, the yields to investors in the Class X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans in the related loan group, which generally can be prepaid at any time without penalty. On the basis of the structuring assumptions, the yield to maturity on the Class 1-X and Class 2-X Certificates would be approximately 0% if prepayments of the Mortgage Loans in the applicable loan group were to occur at a constant rate of approximately 38% and 38%, respectively, of CPR. If the actual prepayment rate of the applicable Mortgage Loans were to exceed the foregoing levels for as little as one month while equaling the levels for the remaining months, the investors in the Class X Certificates would not fully recoup their initial investments.

     The information set forth in the following tables has been prepared on the basis of the structuring assumptions and on the assumption that the purchase prices of the Class X Certificates (expressed as percentages of their respective initial Notional Amounts) are as follows:

CLASS                                                          PRICE*
-----                                                         --------
1-X.........................................................  1.718750%
2-X.........................................................  1.090810%

---------------
* The prices do not include accrued interest. Accrued interest has been added to the prices in calculating the yields in the following table.

               SENSITIVITY OF CLASS X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                            PERCENTAGE OF CPR
                       -----------------------------------------------------------
CLASS                   0%       10%      25%      30%     35%      40%      50%
-----                  -----    -----    -----    -----    ----    -----    ------
1-X..................  52.76%   40.11%   19.70%   12.44%   4.91%   (2.92)%  (19.67)%
2-X..................  52.96%   40.30%   19.88%   12.62%   5.08%   (2.76)%  (19.51)%

     It is unlikely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Mortgage Loans in any loan group will all prepay at the same rate until maturity or that all of the Mortgage Loans in any loan group will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in the tables above, even if all of the Mortgage Loans in any loan group prepay at the indicated percentages of the CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans in any loan group for any period or over the life of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

ADDITIONAL INFORMATION

     The depositor intends to file additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by one or more of the underwriters at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the Certificate referred to in clause
(a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal."

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the Decrement Tables under the next heading.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                           CLASS 1-A-1                                       CLASS 2-A-1
                         -----------------------------------------------   -----------------------------------------------
                                               CPR                                               CPR
                         -----------------------------------------------   -----------------------------------------------
DISTRIBUTION DATE         0%     10%    25%    30%    35%    40%    50%     0%     10%    25%    30%    35%    40%    50%
-----------------        -----   ----   ----   ----   ----   ----   ----   -----   ----   ----   ----   ----   ----   ----
Initial Percent........    100    100    100    100    100    100    100     100    100    100    100    100    100    100
November 2002..........     99     89     73     68     63     58     47      99     89     73     68     63     58     47
November 2003..........     98     79     53     46     39     33     23      98     79     53     46     39     33     23
November 2004..........     97     69     39     31     25     19     11      97     69     39     31     25     19     11
November 2005..........     95     61     29     21     16     11      5      96     61     29     22     16     11      5
November 2006..........     93     53     21     15     10      7      3      94     54     21     15     10      7      3
November 2007..........     91     46     15     10      6      4      1      92     47     16     10      6      4      1
November 2008..........     89     41     11      7      4      2      1      90     41     11      7      4      2      1
November 2009..........     86     36      8      5      3      1      0      88     36      8      5      3      1      0
November 2010..........     84     31      6      3      2      1      0      85     32      6      3      2      1      0
November 2011..........     82     27      4      2      1      0      0      83     28      4      2      1      0      0
November 2012..........     79     24      3      1      1      0      0      80     24      3      1      1      0      0
November 2013..........     76     21      2      1      0      0      0      77     21      2      1      0      0      0
November 2014..........     74     18      2      1      0      0      0      75     18      2      1      0      0      0
November 2015..........     71     16      1      0      0      0      0      72     16      1      0      0      0      0
November 2016..........     68     13      1      0      0      0      0      69     14      1      0      0      0      0
November 2017..........     65     12      1      0      0      0      0      65     12      1      0      0      0      0
November 2018..........     61     10      0      0      0      0      0      62     10      0      0      0      0      0
November 2019..........     58      8      0      0      0      0      0      58      8      0      0      0      0      0
November 2020..........     54      7      0      0      0      0      0      55      7      0      0      0      0      0
November 2021..........     50      6      0      0      0      0      0      51      6      0      0      0      0      0
November 2022..........     46      5      0      0      0      0      0      47      5      0      0      0      0      0
November 2023..........     42      4      0      0      0      0      0      42      4      0      0      0      0      0
November 2024..........     37      3      0      0      0      0      0      38      3      0      0      0      0      0
November 2025..........     33      3      0      0      0      0      0      33      3      0      0      0      0      0
November 2026..........     28      2      0      0      0      0      0      28      2      0      0      0      0      0
November 2027..........     23      1      0      0      0      0      0      23      1      0      0      0      0      0
November 2028..........     17      1      0      0      0      0      0      17      1      0      0      0      0      0
November 2029..........     11      1      0      0      0      0      0      11      1      0      0      0      0      0
November 2030..........      5      0      0      0      0      0      0       5      0      0      0      0      0      0
November 2031..........      0      0      0      0      0      0      0       0      0      0      0      0      0      0
Weighted Average Life
  (Years)**............  18.62   7.37   3.20   2.61   2.17   1.84   1.36   18.80   7.42   3.21   2.62   2.18   1.84   1.36

------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" herein.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                                       CLASS 3-A-1
                                                     ------------------------------------------------
                                                                           CPR
                                                     ------------------------------------------------
DISTRIBUTION DATE                                     0%      10%    25%    30%    35%    40%    50%
-----------------                                    -----   -----   ----   ----   ----   ----   ----
Initial Percent....................................    100     100    100    100    100    100    100
November 2002......................................     99      89     73     68     63     58     47
November 2003......................................     98      78     53     46     39     33     23
November 2004......................................     97      69     39     31     25     19     11
November 2005......................................     95      61     29     22     16     11      5
November 2006......................................     94      54     21     15     10      7      3
November 2007......................................     93      47     16     10      6      4      1
November 2008......................................     91      42     12      7      4      2      1
November 2009......................................     89      37      8      5      3      1      0
November 2010......................................     86      32      6      3      2      1      0
November 2011......................................     84      28      5      2      1      0      0
November 2012......................................     81      25      3      2      1      0      0
November 2013......................................     78      21      2      1      0      0      0
November 2014......................................     75      19      2      1      0      0      0
November 2015......................................     72      16      1      0      0      0      0
November 2016......................................     69      14      1      0      0      0      0
November 2017......................................     66      12      1      0      0      0      0
November 2018......................................     63      10      0      0      0      0      0
November 2019......................................     59       9      0      0      0      0      0
November 2020......................................     55       7      0      0      0      0      0
November 2021......................................     51       6      0      0      0      0      0
November 2022......................................     47       5      0      0      0      0      0
November 2023......................................     43       4      0      0      0      0      0
November 2024......................................     38       3      0      0      0      0      0
November 2025......................................     33       3      0      0      0      0      0
November 2026......................................     28       2      0      0      0      0      0
November 2027......................................     23       1      0      0      0      0      0
November 2028......................................     17       1      0      0      0      0      0
November 2029......................................     11       1      0      0      0      0      0
November 2030......................................      5       0      0      0      0      0      0
November 2031......................................      0       0      0      0      0      0      0
Weighted Average Life (Years)**....................  18.90    7.46   3.22   2.62   2.18   1.84   1.36

------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" herein.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                              CLASS M, CLASS B-1, CLASS B-2
                                                     ------------------------------------------------
                                                                           CPR
                                                     ------------------------------------------------
DISTRIBUTION DATE                                     0%      10%    25%    30%    35%    40%    50%
-----------------                                    -----   -----   ----   ----   ----   ----   ----
Initial Percent....................................    100     100    100    100    100    100    100
November 2002......................................    100     100    100    100    100    100    100
November 2003......................................    100     100    100     98     91     84     71
November 2004......................................    100     100     91     82     73     65     50
November 2005......................................    100     100     67     57     47     39     25
November 2006......................................    100     100     50     39     30     23     12
November 2007......................................    100      99     36     27     19     13      6
November 2008......................................    100      87     27     18     12      8      3
November 2009......................................    100      77     20     13      8      5      1
November 2010......................................    100      67     14      9      5      3      1
November 2011......................................    100      59     10      6      3      2      0
November 2012......................................     97      51      8      4      2      1      0
November 2013......................................     94      45      5      3      1      1      0
November 2014......................................     90      39      4      2      1      0      0
November 2015......................................     87      33      3      1      0      0      0
November 2016......................................     83      29      2      1      0      0      0
November 2017......................................     79      25      1      1      0      0      0
November 2018......................................     75      21      1      0      0      0      0
November 2019......................................     71      18      1      0      0      0      0
November 2020......................................     66      15      1      0      0      0      0
November 2021......................................     61      13      0      0      0      0      0
November 2022......................................     56      10      0      0      0      0      0
November 2023......................................     51       8      0      0      0      0      0
November 2024......................................     46       7      0      0      0      0      0
November 2025......................................     40       5      0      0      0      0      0
November 2026......................................     34       4      0      0      0      0      0
November 2027......................................     27       3      0      0      0      0      0
November 2028......................................     21       2      0      0      0      0      0
November 2029......................................     14       1      0      0      0      0      0
November 2030......................................      6       0      0      0      0      0      0
November 2031......................................      0       0      0      0      0      0      0
Weighted Average Life (Years)**....................  21.49   12.68   5.92   5.09   4.45   3.93   3.16

---------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" herein.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for the classes of offered certificates is the Distribution Date in September 2031. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

     The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in all of the loan groups. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" "-- Underwriting Process -- IndyMac Bank FSB" and "-- Underwriting Process -- Wells Fargo Home Mortgage, Inc." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date. This result may be more likely due to the multiple loan group structure and the provisions requiring Transfer Payments prior to distributions to the subordinated certificates. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates -- Allocation of Losses."

     If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

     For purposes of allocating losses and prepayments to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

                               CREDIT ENHANCEMENT

MORTGAGE INSURANCE

     With respect to approximately 83.0% of the mortgage loans in loan group 1 and loan group 2 with Loan-to-Value Ratios in excess of 60%, the depositor will acquire mortgage insurance from Radian Guaranty Inc. As of the cut-off date, approximately 87.8% of the Mortgage Loans in loan group 1 and 74.4% of the Mortgage Loans in loan group 2 will be covered by the Radian Policy. The Radian Policy insures a portion of the loss on each mortgage loan covered by the policy, as more fully described in this prospectus supplement and in the mortgage insurance policy. See "The Mortgage Pool -- The Mortgage Insurance Policy."

SUBORDINATION

     The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class M Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, will be allocated to the class of subordinated certificates then outstanding with the highest numerical class designation.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

     The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

        - Special Hazard Losses in an initial amount expected to be up to approximately $5,387,550 (the "Special Hazard Loss Coverage Amount"),

        - Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "Bankruptcy Loss Coverage Amount") and

        - Fraud Losses in an initial amount expected to be up to approximately $12,601,066 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

        - the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

        - the greatest of

           - 1% of the aggregate of the principal balances of the Mortgage
             Loans,

           - twice the principal balance of the largest Mortgage Loan and

           - the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the cut-off date, to zero, and on the first, second and third anniversaries of the cut-off date to an amount equal to the lesser of 3%, 2% and 1%, respectively, of the then current pool principal balance and the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the certificates.

     The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the trust fund as a REMIC. The Residual Certificates will constitute the sole class of residual interests in the REMIC.

     All classes of the certificates except the Class A-R Certificates (the "Regular Certificates," and the Class A-R Certificates, the "Residual Certificates") will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     Although the tax treatment is not entirely certain, the Class X Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on the certificates over their issue price. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. Certain other classes of Regular Certificates, depending on their respective issue prices (as described in the prospectus under "Material Federal Income Tax Consequences"), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

     If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates --
a. Regular Certificates" in the prospectus.

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the trust fund will be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) in the same proportion that the income on the assets of the trust fund will be so treated. In addition, the Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, cannot be reduced by losses or other deductions and in all cases is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the requirements of the safe harbor relating to transfers of noneconomic residual interests. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under the safe harbor unless, in addition to satisfaction of the conditions currently specified, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of
(i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions on the interest, and (iii) any anticipated tax, savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations indicate that the effective date for the modification to the safe harbor could be as early as February 4, 2000.

     On December 8, 2000, the IRS issued Rev. Proc. 2001-12, which creates an additional safe harbor for transfers of non-economic residual interests to purchasers that are domestic, taxable C corporations (other than REITs, RICs, or REMICs). A transfer generally satisfies the new harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable, domestic C corporation in a transaction that satisfies the safe harbor, and (3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. In addition, the transferor must satisfy the conditions currently specified in the Treasury regulations such as investigating the financial condition of the purchaser and getting a statement from the purchaser that it understands the tax nature of a noneconomic residual interest and intends to pay the taxes associated with holding the interest. Investors should consult their own tax advisors before transferring any residual interest.

     Purchasers of a Residual Certificate (i.e. a Class A-R Certificate) are encouraged to consider carefully the tax consequences of an investment in the Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest or a "tax avoidance potential" residual interest. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual
Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax
Consequences -- Prohibited Transactions and Other Taxes" and " -- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the prospectus.

     As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, starting in 2001, the backup withholding rate will start declining from 31% until leveling at 28% in 2006. Unless the statute is amended, all provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to the new legislation.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an administrative exemption to Countrywide Securities Corporation (Prohibited Transaction Exemption 2000-55, as amended, Exemption Application No. D-10863, 65 Fed. Reg. 67774 (2000)) (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (August 13, 2000) to extend exemptive relief to subordinated certificates and certificates rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     Except as described below, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R and Class 2-X Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund. The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- from S&P or Fitch, or Baa2 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION 83-1 ("PTE 83-1"), THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION OR INCUR EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS THE CLASS A-R CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE
RECEIVES:

     - A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

     - IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION v(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60")) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTE 95-60; OR

     - AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

     The first representation will be deemed to have been made to the Trustee by the transferee's acceptance of a Class 2-X Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Asset Regulations, the applicability of the Exemption and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement dated November 27, 2001, among the depositor, Residential Funding Securities Corporation ("RSFC"), UBS Warburg LLC ("UBS") and, Countrywide Securities Corporation, an affiliate of the depositor and the seller ("CSC" and, together with RSFC and UBS, the "Underwriters"), the depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of offered certificates set forth opposite its name in the tables below:

                                                                     RESIDENTIAL
                                                     COUNTRYWIDE       FUNDING          UBS
                                                      SECURITIES     SECURITIES       WARBURG
CLASS OF CERTIFICATES                                CORPORATION     CORPORATION        LLC
---------------------                                ------------    -----------    -----------
Class 1-A-1........................................  $ 48,500,000    $ 6,062,500    $ 6,062,500
Class 2-A-1........................................   191,019,200     23,877,400     23,877,400
Class 3-A-1........................................    83,068,000     10,385,500     10,385,500
Class 1-X..........................................   108,160,994*             0              0
Class A-R..........................................           100              0              0
Class M............................................     4,032,800        504,100        504,100
Class B-1..........................................     3,360,000        420,000        420,000
Class B-2..........................................     3,528,000        441,000        441,000
                                                     ------------    -----------    -----------
          Total....................................  $441,669,094    $41,688,500    $41,688,500
                                                     ============    ===========    ===========

---------------
* Notional Amount

     The Class 2-X Certificates will not be purchased by the underwriters but will be transferred to the seller on the closing date as partial consideration for the sale of the Mortgage Loans to the depositor. The Class 2-X Certificates may be offered by the seller (or an affiliate) or the depositor from time to time directly or through underwriters or agents (either of which may include
CSC) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class 2-X Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Distribution of the offered certificates will be made by the Underwriter purchasing those classes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the offered certificates to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by each Underwriter that it intends to make a market in the offered certificates purchased by it but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

                                    RATINGS

     It is a condition to the issuance of the senior certificates that they be rated AAA by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class M and Class B-1 Certificates that they be rated at least AA and Aa2 and A and A2, respectively, by S&P and Moodys, respectively. It is a condition to the issuance of the Class B-2 Certificates that they be rated at least BBB by S&P.

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned to the Class A-R Certificates only address the return of its Class Certificate Balance and interest thereon at its pass-through rate.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.

PROSPECTUS

                                  CWMBS, INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

 PLEASE CAREFULLY CONSIDER      THE TRUSTS
 OUR DISCUSSION OF SOME OF
 THE RISKS OF INVESTING IN      Each trust will be established to hold assets in its trust
 THE CERTIFICATES UNDER         fund transferred to it by CWMBS, Inc. The assets in each
 "RISK FACTORS" BEGINNING ON    trust fund will be specified in the prospectus supplement
 PAGE 5.                        for the particular trust and will generally consist of:
                                - first lien mortgage loans secured by one- to four-family residential properties or participations in that type of
                                  loan,
                                - mortgage pass-through securities issued or guaranteed by
                                  Ginnie Mae, Fannie Mae, or Freddie Mac, or
                                - private mortgage-backed securities backed by first lien
                                  mortgage loans secured by one- to four-family residential
                                  properties or participations in that type of loan.

THE CERTIFICATES

CWMBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                            ------------------------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 22, 2001

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Important Notice About Information
  In This Prospectus and Each
  Accompanying Prospectus
  Supplement........................    4
Risk Factors........................    5
  Limited Source of Payments -- No
     Recourse to Sellers, Depositor
     or Servicer....................    5
  Credit Enhancement May Not Be
     Sufficient To Protect You From
     Losses.........................    6
  Losses on Balloon Payment
     Mortgages Are Borne By You.....    6
  Nature of Mortgages...............    7
  You Could Be Adversely Affected By
     Violations of Environmental
     Laws...........................    9
  Ratings of the Certificates Do Not
     Assure Their Payment...........    9
  Book-Entry Registration...........   10
  Bankruptcy or Insolvency May
     Affect the Timing and Amount of
     Distributions on the
     Certificates...................   11
The Trust Fund......................   13
  The Mortgage Loans -- General.....   14
  Agency Securities.................   16
  Private Mortgage-Backed
     Securities.....................   21
  Substitution of Mortgage Assets...   23
  Available Information.............   23
  Incorporation of Certain Documents
     by Reference...................   23
Use of Proceeds.....................   24
The Depositor.......................   24
Mortgage Loan Program...............   24
  Underwriting Process..............   24
  Qualifications of Sellers.........   25
  Representations by Sellers;
     Repurchases....................   25
Description of the Certificates.....   27
  General...........................   28
  Distributions on Certificates.....   29
  Advances..........................   31
  Reports to Certificateholders.....   32
  Categories of Classes of
     Certificates...................   33
  Indices Applicable to Floating
     Rate and Inverse Floating Rate
     Classes........................   35
  Book-Entry Certificates...........   38
Credit Enhancement..................   40

                                      PAGE
                                      ----
  General...........................   40
  Subordination.....................   40
  Mortgage Pool Insurance
     Policies.......................   41
  Special Hazard Insurance
     Policies.......................   42
  Bankruptcy Bonds..................   43
  Reserve Fund......................   43
  Cross Support.....................   44
  Insurance Policies, Surety Bonds
     and Guaranties.................   44
  Over-Collateralization............   44
  Financial Instruments.............   45
Yield and Prepayment
  Considerations....................   45
The Pooling and Servicing
  Agreement.........................   46
  Assignment of Mortgage Assets.....   46
  Payments on Mortgage Assets;
     Deposits to Certificate
     Account........................   48
  Collection Procedures.............   50
  Hazard Insurance..................   51
  Realization Upon Defaulted
     Mortgage Loans.................   52
  Servicing and Other Compensation
     and Payment of Expenses........   56
  Evidence as to Compliance.........   56
  List of Certificateholders........   57
  Certain Matters Regarding the
     Master Servicer and the
     Depositor......................   57
  Events of Default.................   58
  Rights Upon Event of Default......   58
  Amendment.........................   59
  Termination; Optional
     Termination....................   60
  The Trustee.......................   60
Certain Legal Aspects of the
  Mortgage Loans....................   60
  General...........................   60
  Foreclosure and Repossession......   61
  Rights of Redemption..............   63
  Anti-Deficiency Legislation and
     Other Limitations on Lenders...   64
  Environmental Risks...............   65
  Due-on-Sale Clauses...............   66
  Prepayment Charges................   66
  Applicability of Usury Laws.......   66
  Soldiers' and Sailors' Civil
     Relief Act.....................   66
Material Federal Income Tax
  Consequences......................   68
  General...........................   68

                                      PAGE
                                      ----
  Non-REMIC Certificates............   68
  REMIC Certificates................   76
  Prohibited Transactions and Other
     Taxes..........................   89
  Liquidation and Termination.......   89
  Administrative Matters............   90
  Tax-Exempt Investors..............   90
  Non-U.S. Persons..................   90
  Tax-Related Restrictions on
     Transfers of Residual
     Certificates...................   91

                                      PAGE
                                      ----
State Tax Considerations............   93
ERISA Considerations................   93
Legal Investment....................   95
Method of Distribution..............   96
Legal Matters.......................   97
Financial Information...............   97
Rating..............................   97
Index to Defined Terms..............   98

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                            ------------------------

     If you require additional information, the mailing address of our principal executive offices is CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust
Fund -- Incorporation of Certain Documents by Reference" beginning on page 23.

                                  RISK FACTORS

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS -- NO
RECOURSE TO SELLERS, DEPOSITOR
OR
SERVICER The applicable prospectus supplement may provide that certificates will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                   You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Nor will you have recourse against the assets of the trust fund of any other series of certificates.

                                   The certificates will not represent an
                                   interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWMBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                       - funds obtained from enforcing a
                                         corresponding obligation of a seller or
                                         originator of the loan, or

                                       - funds from a reserve fund or similar
                                         credit enhancement established to pay
                                         for loan repurchases.

                                   The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase some of the loans. However, the master servicer may not have the financial ability to make the required repurchase.

                                   The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

CREDIT ENHANCEMENT MAY NOT BE
SUFFICIENT TO PROTECT YOU FROM
LOSSES Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of certificates and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the certificates at the request of the depositor indicate that that would not cause them to change adversely their rating of the certificates. Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

LOSSES ON BALLOON PAYMENT
MORTGAGES ARE BORNE BY YOU        Some of the underlying loans may not be fully
                                  amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or
                                   refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

  Your Risk Of Loss May Be
  Higher Than You Expect If your
  Certificates Are Backed By
  Partially Unsecured Loans        The trust fund may include loans that were
                                   originated with loan-to-value ratios in
                                   excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to the unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

NATURE OF MORTGAGES
  Declines in Property Values
  May Adversely Affect You         The value of the properties underlying the
                                   loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

                                       - an overall decline in the residential
                                         real estate market in the areas in
                                         which they are located,

                                       - a decline in their general condition
                                         from the failure of borrowers to
                                         maintain their property adequately, and

                                       - natural disasters that are not covered
                                         by insurance, such as earthquakes and
                                         floods.

                                   If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

  Delays in Liquidation May
  Adversely Affect You             Even if the properties underlying the loans
                                   held in the trust fund provide adequate
                                   security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

  Disproportionate Effect of
  Liquidation Expenses May
  Adversely Affect You             Liquidation expenses of defaulted loans
                                   generally do not vary directly with the
                                   outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

  Consumer Protection Laws May
  Adversely Affect You             State laws generally regulate interest rates
                                   and other charges, require certain
                                   disclosures, and require licensing of
                                   mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held in the trust fund. In some cases, the borrower may even be entitled to a refund of amounts previously paid.

                                   The loans held in the trust fund may also be subject to certain federal laws, including:

                                       - the Federal Truth in Lending Act and
                                         its regulations, which require
                                         disclosures to the borrowers regarding
                                         the terms of any mortgage loan;

                                       - the Equal Credit Opportunity Act and
                                         its regulations, which prohibit
                                         discrimination in the extension of
                                         credit on the basis of age, race,
                                         color, sex, religion, marital status,
                                         national origin, receipt of public
                                         assistance, or the exercise of any
                                         right under the Consumer Credit
                                         Protection Act; and

                                       - the Fair Credit Reporting Act, which
                                         regulates the use and reporting of
                                         information related to the borrowers
                                         credit experience.

                                   Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

YOU COULD BE ADVERSELY AFFECTED
BY VIOLATIONS OF ENVIRONMENTAL
LAWS Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                   In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE CERTIFICATES DO
NOT ASSURE THEIR PAYMENT           Any class of certificates issued under this
                                   prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                                   A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                       - a decrease in the adequacy of the value
                                         of the trust assets or any related
                                         credit enhancement,

                                       - an adverse change in the financial or
                                         other condition of a credit enhancement
                                         provider, or

                                       - a change in the rating of the credit
                                         enhancement provider's long-term debt.

                                   The amount, type, and nature of credit
                                   enhancement established for a class of
                                   certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

BOOK-ENTRY REGISTRATION
  Limit on Liquidity               Certificates issued in book-entry form may
                                   have only limited liquidity in the resale market, since investors may be unwilling to purchase certificates for which they cannot obtain physical instruments.

  Limit on Ability to Transfer
  or Pledge                        Transactions in book-entry certificates can
                                   be effected only through The Depository Trust
                                   Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

  Delays in Distributions          You may experience some delay in the receipt
                                   of distributions on book-entry certificates since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
CERTIFICATES                       The seller and the depositor will treat the
                                   transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                   If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

                                   Federal and state statutory provisions
                                   affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                   Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" on page 98.

                                THE TRUST FUND*

     This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWMBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of

     - a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

     - mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

     - other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement -- Certain Matters Regarding the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

     The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan
Program -- Underwriting Standards" or as otherwise described in a related prospectus supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related

---------------

* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass- through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement, other than the aggregate number or amount of mortgage loans. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS -- GENERAL

     The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     - Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     - Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     - The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     - the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     - the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

     - the original terms to maturity of the mortgage loans,

     - the largest principal balance and the smallest principal balance of any of the mortgage loans,

     - the earliest origination date and latest maturity date of any of the mortgage loans,

     - the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     - the maximum and minimum per annum mortgage rates and

     - the geographical distribution of the mortgage loans. If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

     The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

     The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

     Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

     - the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

     - certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

      - the payment features of the mortgage loans,

      - the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

      - the servicing fee or range of servicing fees with respect to the mortgage loans and

      - the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     - the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

     - the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

     - the pass-through or certificate rate of the Private Mortgage-Backed Securities;

     - the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

     - the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

     - certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

     - the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

     - the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

     The depositor will not receive any proceeds from the sale of any of the certificates in any market making transaction by Countrywide Securities Corporation, an affiliate of the depositor.

                                 THE DEPOSITOR

     CWMBS, Inc., a Delaware corporation, was organized on May 27, 1993 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                             MORTGAGE LOAN PROGRAM

     The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may specify the mortgage loans acquired by the depositor will have been originated the under different criteria than the servicer's underwriting criteria, but if it does not, the mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under "Underwriting Process."

UNDERWRITING PROCESS

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. In instances where an appraisal is required, the appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

     In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

     Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

     - that title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

     - that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

     - that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

     - that there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

     The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates -- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets."

                        DESCRIPTION OF THE CERTIFICATES

     The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     - a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     - the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     - information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     - the circumstances, if any, under which the trust fund may be subject to early termination;

     - the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     - the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     - the distribution dates with respect to the series;

     - additional information with respect to the plan of distribution of the certificates;

     - whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     - the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     - information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     - information as to the seller, the master servicer and the trustee.

     Each series of certificates will be issued pursuant to an pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of an pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

     The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302,
Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

     The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     - the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

     - the assets required to be deposited in the related Certificate Account from time to time;

     - property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     - any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

     The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

     Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

     Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement -- Subordination" and "Credit Enhancement -- Subordination of the Subordinated Certificates" in the related prospectus supplement.

     Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

     - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

     - the amount of the distribution allocable to interest;

     - the amount of any advance;

     - the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

     - the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     - the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     - the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

     - the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     - the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     - the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     - the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

     - if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

     - the pass-through rate as of the day before the preceding distribution date; and

     - any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                    DEFINITION
                                                      PRINCIPAL TYPES
Accretion Directed............  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion
                                directed class also may receive principal payments from
                                principal paid on the underlying Mortgage Assets or other
                                assets of the trust fund for the related series.
Component Certificates........  A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component
                                certificates may be identified as falling into one or more of the categories in this chart.
Notional Amount
Certificates..................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or
  PACs........................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                assuming two constant prepayment rates for the underlying
                                Mortgage Assets. These two rates are the endpoints for the
                                "structuring range" for the planned principal class. The
                                planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary
                                planned principal classes, secondary planned principal
                                classes and so forth) having different effective structuring ranges and different principal payment priorities. The
                                structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class.....  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                designated as a planned principal class or targeted
                                principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                Mortgage Assets. These two rates are the endpoints for the
                                "structuring range" for the scheduled principal class.
Sequential Pay................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A
                                single class that receives principal payments before or
                                after all other classes in the same series of certificates may be identified as a sequential pay class.
Strip.........................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.
Support Class (also sometimes
  referred to as "companion
  classes")...................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or
                                scheduled principal classes.
Targeted Principal Class or
  TACs........................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                assuming a single constant prepayment rate for the
                                underlying Mortgage Assets.

                                                       INTEREST TYPES
Fixed Rate....................  A class with an interest rate that is fixed throughout the life of the class.
Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with
                                changes in the index.
Inverse Floating Rate.........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with
                                changes in the index.
Variable Rate.................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the
                                mortgage rates borne by the underlying mortgage loans).
Interest Only.................  A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of
                                the trust fund and little or no principal. Interest only
                                classes have either a nominal principal balance or a
                                notional amount. A nominal principal balance represents
                                actual principal that will be paid on the class. It is
                                referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an
                                interest only class that is not entitled to any
                                distributions of principal.
Principal Only................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual...............  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may
                                continue until a specified event has occurred or until the partial accrual class is retired.
Accrual.......................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may
                                continue until some specified event has occurred or until
                                the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

        - LIBOR as determined on the previous LIBOR determination date or

        - the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

        - the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

        - if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

     Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

     In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

     The applicable prospectus supplement may when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository; or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

     - any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

     - hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     - if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     - the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

     The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

     If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

     The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     - to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     - to provide payments in the event that any index rises above or falls below specified levels; or

     - to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

     A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

     The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

     Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

     Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                      THE POOLING AND SERVICING AGREEMENT

     The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

     In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

     - the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     - the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

     - an assignment of the mortgage to the trustee in recordable form and

     - any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

     - the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

     - the original security agreement,

     - the proprietary lease or occupancy agreement,

     - the recognition agreement,

     - an executed financing agreement and

     - the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

     Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

     - maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

     - an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

     - a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

     - an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

     - all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

     - all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     - all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

     - all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement -- Termination; Optional Termination";

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance";

     - any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     - all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

     - to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

     - to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

     - to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

     - to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

     - to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     - to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

     - to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement.

     The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

     Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

     - the maximum insurable value of the improvements securing the mortgage loan or

     - the greater of

      - the outstanding principal balance of the mortgage loan and

      - an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies" and "Credit Enhancements -- Insurance -- Special Hazard Insurance Policy" in the related prospectus supplement.

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

     Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

     Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

     - advance or discharge

        - all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

     - upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     - tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

     Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

          first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

          second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

          third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan;

          and fourth, as a recovery of principal of the mortgage loan.

     FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due 'under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

     As of the date hereof, the maximum guarantees that may be issued by the VA under a VA Loan are generally as follows: (a) as to loans with an original amount of $45,000 or less, 50% of the unpaid principal balance of such loan; (b) as to loans with an original principal amount of greater than $45,000 but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250 but not more than $144,000, the lesser of $36,000 or 40% of the unpaid principal balance of the loan; and (d) as to loans with an original amount of more than $144,000 (for owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the unpaid principal balance of the loan. The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

     The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

     Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

     Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

EVENTS OF DEFAULT

     The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

     - any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

     - any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

     - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

     If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under an pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

     No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

          (c) to add to the duties of the depositor, the seller or the master servicer;

          (d) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (d) or (e) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

     In addition, to the extent provided in the related pooling and servicing agreement, an pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

          (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
     (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66%, or

          (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

     - the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

     - the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

     Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

     Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a property causing the lender to lose the protection of the secured creditor exclusion has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In United States v. Fleet Factors Corp. (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

DUE-ON-SALE CLAUSES

     Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan

(including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Sidley Austin Brown & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code of 1986 (the "Code" referred to in this section unless otherwise indicated). In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

  A. SINGLE CLASS OF CERTIFICATES

     Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

     Generally, as to each series of certificates:

     - a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

     - a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

     - a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

     Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code
Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. However, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan (or an underlying mortgage loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan (or underlying mortgage loan) that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss (e.g., cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

     On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than ARM Loans."

     Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected due to prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Single Class of Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

 B. MULTIPLE CLASSES OF CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the second class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "-- Non-REMIC Certificates" and "Multiple Classes of Senior Certificates -- Stripped Bonds and Stripped Coupons."

     Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See
"-- Non-REMIC Certificates" and "-- Single Class of Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on the recent IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

     Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     2. Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of 'teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

     OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "-- Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued on January 27, 1994, and amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and before April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "-- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of receivables such as those the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "-- Accrual of Original Issue Discount."

     Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3. Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "-- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

  C. SALE OR EXCHANGE OF A CERTIFICATE

     Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

  D. NON-U.S. PERSONS

     Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

     As used in this prospectus, a "U.S. Person" means

     - a citizen or resident of the United States,

     - a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

     - an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

     Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Persons who own interests in mortgage loans are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

  E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient"s federal income tax liability.

REMIC CERTIFICATES

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "-- Residual Certificates" and "-- Prohibited Transactions"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

     In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "-- Non-REMIC Certificates -- Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Subsidiary REMIC or REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

     Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

  a. REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

     Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "-- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "-- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

     Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under "-- Regular
Certificates -- Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

     - adding

      - The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

      - any payments included in the stated redemption price at maturity received during the same accrual period, and

     - subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

     - the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less

     - any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimus market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Regular Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     On December 30, 1997 the IRS issued final Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6).

Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

     The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the

Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that the Regular Certificateholder is a foreign person and providing the name and address of the Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally are effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Persons who own Regular Certificates are urged to consult their own tax advisor with respect to the New Withholding Regulations.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability. In addition, prospective investors are encouraged to consult their tax advisors with respect to the New Withholding Regulations.

  b. RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "-- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "-- Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates."

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see
"-- Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "-- Non-U.S. Persons." An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

     - a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

     - the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a

90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "-- Residual Certificates -- Excess Inclusions."

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see "-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates," but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of the entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax
Consequences -- Non-REMIC Certificates -- Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have that knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of the proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For the purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC

Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form W8ECI and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply only to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of applicable federal or state law. Moreover, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101.) Under this "Plan Asset Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg.
Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities provided that the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

     - the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     - the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

     - the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (or one of the four highest generic rating categories in Designated Transaction) from S&P, Moody's, or Fitch;

     - the trustee is not an affiliate of any other member of the Restricted Group;

     - the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith;

     - the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933 as amended; and

     - for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provision intended to protect the assets of the issuer from creditors of the sponsor;

     The issuer must also meet the following requirements:

     - the investment pool must consist solely of assets of the type that have been included in other investment pools;

     - securities in other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year before the Plan's acquisition of securities; and

     - securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     - in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     - the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

     - the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

     - immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, the underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any swap counterparty, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funded accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

     The rating of security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

     The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities

(including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

     - by negotiated firm commitment underwriting and public reoffering by underwriters;

     - by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     - by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., in connection with offers and sales related to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                 LEGAL MATTERS

     The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX TO DEFINED TERMS

1986 Act............................      73
Agency Securities...................      13
Amortizable Bond Premium
  Regulations.......................      70
Applicable Amount...................      87
ARM Loans...........................      73
Asset Conservation Act..............      65
CERCLA..............................      65
Certificate Account.................      48
Class Certificate Balance...........      30
Code................................  26, 68
Contingent Regulations..............      78
Contributions Tax...................      89
Deferred Interest...................      74
Eleventh District...................      36
excess inclusion....................      88
ERISA...............................      93
FHLBSF..............................      36
Garn-St Germain Act.................      66
Insured Expenses....................      49
Legislative History.................      73
Liquidated Mortgage.................      56
Loan-to-Value Ratio.................      15
Master REMIC........................      77
Mortgage Assets.....................      13
National Cost of Funds Index........      37
New Withholding Regulations.........      75
Non-U.S. Person.....................      75
OID.................................      67
OID Regulations.....................      73
OTS.................................      37
Parties in Interest.................      93
pass-through entity.................      91
Payment Lag Certificates............      84
Plans...............................      93
pre-issuance accrued interest.......      84
Prepayment Assumption...............      72
Private Mortgage-Backed
  Securities........................      13
Prohibited Transactions Tax.........      89
RCRA................................      65
Regular Certificateholders..........      77
Regular Certificates................      76
Relief Act..........................      66
REMIC Certificates..................      76
REMICs..............................      77
Residual Certificateholder..........      85
Residual Certificates...............      76
Restricted Group....................      95
single-class REMIC..................      84
SMMEA...............................      95
Stripped ARM Obligations............      74
Stripped Bond Certificates..........      71
Stripped Coupon Certificates........      71
Subsidiary REMIC....................      77
Super-Premium Certificates..........      79
Title V.............................      66
U.S. Person.........................      75
Underwriter Exemptions..............      94

                   CHL MORTGAGE PASS-THROUGH TRUST 2001-HYB2
                                     ISSUER

                                  CWMBS, INC.
                                   DEPOSITOR

                         (COUNTRYWIDE HOME LOANS LOGO)
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP,
                                MASTER SERVICER

                                  $416,855,100
                                 (APPROXIMATE)

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-HYB2
                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                         ------------------------------

COUNTRYWIDE SECURITIES CORPORATION
                   RESIDENTIAL FUNDING SECURITIES CORPORATION
                                                                       UBS
WARBURG LLC

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2001-HYB2 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2001-HYB2 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2001-HYB2 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until February 26, 2002.

                               NOVEMBER 27, 2001